AIR METHODS CORPORATION
                   AND CERTAIN OF ITS SUBSIDIARIES NAMED BELOW
                                 7301 S. Peoria
                            Englewood, Colorado 80112



                                                                October 16, 2002


Prudential  Capital  Partners,  L.P.  (together  with  its
successors  and  assigns,  "PCP")
Prudential  Capital  Partners  Management  Fund,  L.P.
(together  with  its  successors  and  assigns,  "PCPMF")
c/o  Prudential  Capital  Group
Four  Embarcadero  Center,  Suite  2700
San  Francisco,  CA  94111-4180

Ladies  and  Gentlemen:

     Each of the undersigned, Air Methods Corporation, a Delaware corporation ("AIR METHODS"), Mercy Air Service, Inc., a California corporation ("MERCY"), ARCH Air Medical Service, Inc., a Missouri corporation ("ARCH"), and Rocky Mountain Holdings, L.L.C., a Delaware limited liability company ("RMH", and together with Air Methods, Mercy and ARCH, on a joint and several basis, the "CO-OBLIGORS"), hereby jointly and severally agrees with the Purchasers as set forth below.

     1.      RMH  ACQUISITION  AND  AUTHORIZATION  OF  FINANCING.

     1A. RMH ACQUISITION. Air Methods, RMH and the holders of the equity interests of RMH (the "SELLERS") have entered into that certain Membership Interest Purchase Agreement, dated as of June 6, 2002 as the same may be amended, restated, supplemented or modified from time to time, the "MEMBERSHIP PURCHASE AGREEMENT"), pursuant to which, subject to the terms and conditions thereof, Air Methods shall purchase from the Sellers 100% of the membership interests of RMH (the "RMH ACQUISITION"). Certain capitalized terms used in this Agreement are defined in paragraph 11; references to a paragraph are, unless otherwise specified, to one of the paragraphs of this Agreement and references to an "Exhibit" or "Schedule" are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement.


                                       1.

     1B. AUTHORIZATION OF ISSUE OF NOTES. In order to (i) finance a portion of the consideration to be paid by Air Methods pursuant to the Membership Purchase Agreement and (ii) to provide funds for general corporate purposes, the Co-Obligors have authorized the issue of their senior subordinated notes (the "NOTES") in the aggregate principal amount of $23,000,000, to be dated the date of issue thereof, to mature October 16, 2007, to bear interest, payable in the manner specified in the Notes, on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable (whether by acceleration or otherwise) at the rate of 12.00% per annum and, following the occurrence and during the continuance of an Event of Default at the rate specified therein, and to be substantially in the form of Exhibit A hereto. The
                                                          ---------
terms "NOTE" and "NOTES" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.

     1C. AUTHORIZATION OF ISSUE OF WARRANTS. Air Methods has authorized the issue of Common Stock Purchase Warrants to be substantially in the form of Exhibit E-1 (the "WARRANTS") providing for the purchase of an aggregate of
------------
443,224 shares of Air Methods' common stock, $0.06 par value per share (the "COMMON STOCK"), at an initial exercise price of $0.06 per share.

     The Notes, the Warrants and the Common Stock issuable upon exercise of the Warrants (the "WARRANT SHARES") are referred to in this Agreement collectively as the "SECURITIES."

     2.      PURCHASE  AND  SALE  OF  SECURITIES.

     2A. PURCHASE AND SALE OF NOTES. Each of the Co-Obligors hereby agrees to sell to the Purchasers and, subject to the terms and conditions set forth herein and in the other Transaction Documents, and in reliance upon the representations, warranties and covenants set forth herein and therein, each of the Purchasers agrees to purchase from the Co-Obligors the aggregate principal amount of Notes set forth opposite its name on the Information Schedule attached as Exhibit B hereto. The Co-Obligors will deliver to each Purchaser at the
    ----------
offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California, one or more Notes registered in its name, evidencing the aggregate


                                       2.

principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified in the Information Schedule, against payment of the purchase price thereof by transfer of immediately available funds as set forth on Exhibit C hereto to, or at the direction of, the Co-Obligors on
                 ---------
the  date  of  closing,  which  shall  be  October 16, 2002 (the "CLOSING DAY").

     2B. DELIVERY OF WARRANTS. Subject to the terms and conditions set forth herein and in the other Transaction Documents, and in reliance upon the representations, warranties and covenants set forth herein and therein, on the Closing Day Air Methods shall deliver to each Purchaser a Warrant as specified in the Information Schedule.

     2C. ORIGINAL ISSUE DISCOUNT. The Co-Obligors and the Purchasers hereby acknowledge and agree that: (i) the aggregate fair market value of the Warrants on their date of issuance is $2,190,332.12; and (ii) $2,190,332.12 will be allocable to the Warrants pursuant to Treas. Reg. Sec.1.1273-2(h), with the balance of the purchase price of the Notes allocable to the Notes. The foregoing agreement shall be applicable for all United States federal, state and local tax purposes of the Co-Obligors and the Purchasers.

     3. CONDITIONS PRECEDENT. The obligation of each Purchaser to purchase the Notes and the Warrants is subject to the satisfaction, on or before the Closing Day, of the following conditions:

     3A. OPINIONS OF CO-OBLIGORS' SPECIAL COUNSEL; RELIANCE LETTERS. On the Closing Day, each of the Purchasers shall have received from Davis Graham & Stubbs, LLP, special counsel to the Co-Obligors, an opinion satisfactory to such Purchaser and substantially in the form of Exhibit D hereto. The Co-Obligors
                                              ---------
hereby direct such counsel named in the previous sentence to deliver the opinions referenced therein, and agree that the issuance of the Notes and the Warrants will constitute a reconfirmation of such direction. On the Closing Day, each of the Purchasers shall also have received from Reed Smith, special counsel to RMH, a reliance letter to the effect that such Purchaser may rely upon the legal opinion rendered by such counsel to Air Methods in connection with the RMH Acquisition.

     3B. OPINION OF PURCHASERS' SPECIAL COUNSEL. Each of the Purchasers shall have received from Cooley Godward LLP, which is acting as special counsel for the Purchasers in connection with this transaction, an opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.


                                       3.

     3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 9 and in the other Transaction Documents shall be true on and as of the Closing, both before and after giving effect to the consummation of the transactions contemplated hereby and by the Membership Purchase Agreement; there shall exist on such day no Default or Event of Default, both before and after giving effect to the consummation of the transactions contemplated hereby and by the Membership Purchase Agreement; and each of the Co-Obligors shall have delivered to each Purchaser an Officer's Certificate, dated the Closing Day, to both such effects.

     3D.     STRUCTURING  FEE.  The  Co-Obligors  shall  have paid to Prudential
Capital Group, L.P., PCP's general partner, the $112,500.00 remaining balance of a $287,500.00 non-refundable structuring fee.

     3E. PURCHASE OF SECURITIES PERMITTED BY APPLICABLE LAWS. The offering and sale of the Securities to be purchased on the Closing Day on the terms and conditions herein provided (including the use of the proceeds thereof by any of the Co-Obligors) shall not violate any applicable law or governmental regulation (including federal and state securities laws or Regulations T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and each Purchaser shall have received such certificates or other evidence it may request to establish compliance with this condition.

     3F. CONSENTS. The Purchasers shall have received written evidence satisfactory to them that all government, contractual and other third-party approvals and consents necessary to the issuance and purchase of the Securities and the carrying on of the businesses of each of the Co-Obligors have been obtained.

     3G. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated in connection hereby and all documents incident hereto shall be satisfactory in substance and form to each Purchaser, and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.


                                       4.

     3H. OTHER DOCUMENTS. Each of the Purchasers shall have received the following documents, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser, and in full force and effect as of the Closing with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

               (i)  the  Note(s)  and  the  Warrants;

               (ii) the Stockholders' Agreement, dated as of the date hereof, between Air Methods, on the one hand, and the Purchasers, as the holders of the Warrants and the Warrant Shares, on the other hand, in the form of Exhibit E-2
                                                                     -----------
hereto (as the same from time to time may be amended, restated, supplemented or otherwise modified, the "STOCKHOLDERS' AGREEMENT");

               (iii) certified copies of the resolutions of the board of directors of each of the Co-Obligors authorizing the execution and delivery of the Transaction Documents to which such Person is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement or the other Transaction Documents to which such Person is a party and the transactions contemplated hereby and thereby;

               (iv) a certificate of the secretary or an assistant secretary and one other officer of each of the Co-Obligors certifying the names and true signatures of the officers of such Person authorized to sign the Transaction Documents to which such Person is a party and the other documents to be delivered hereunder to which such Person is a party;

               (v) certified copies of the certificate or articles of incorporation or organization and bylaws or operating agreement or similar organizational documents of each Co-Obligor;

               (vi) a good standing certificate (including a tax certificate, if available) for each of the Co-Obligors from the Secretary of State of the state of incorporation or formation of each such Person and from each jurisdiction in which such Person is qualified to do business, each dated as of a recent date, and such other evidence of the status of each such Person as Purchasers may reasonably request; and


                                       5.

               (vii) copies of reports listing all effective financing statements which name any Co-Obligor (under its present name and names used within the previous five years) as debtor.

     3I.     FINANCIAL  STATEMENTS.  Each  of the Purchasers shall have received
(i) audited consolidated financial statements of Air Methods and RMH for the fiscal years ended December 31, 1998, 1999, 2000 and 2001 and (ii) a balance sheet of Air Methods and its Subsidiaries as of August 31, 2002, giving pro forma effect to the consummation of the RMH Acquisition and the incurrence of the Indebtedness under the Notes and under the Senior Credit Facility.

     3J. SOLVENCY CERTIFICATE. Each of the Purchasers shall have received a certificate executed by the chief executive officer and chief financial officer for each of the Co-Obligors, as to the solvency of such Co-Obligor, on a pro-forma basis, both before and immediately after giving effect to the consummation of the RMH Acquisition and the transactions contemplated by this Agreement, the other Transaction Documents and the Senior Credit Documents, in form and substance satisfactory to such Purchaser.

     3K. RMH ACQUISITION. Each of the Purchasers shall have received all documents and materials relating to the RMH Acquisition which it shall have requested, and such documents shall be in form and substance satisfactory to such Purchaser and its counsel. All documents, instruments and opinions required to be delivered to Air Methods under the Membership Purchase Agreement and required to be satisfactory to Air Methods under the Membership Purchase Agreement shall also be satisfactory in form and substance to each Purchaser. Each party to the Membership Purchase Agreement shall have fully performed all the obligations of such party required on its part to be performed at such time. Without limiting the foregoing, each Purchaser shall have received:

          (i) a copy of the fully executed Membership Purchase Agreement, together with all exhibits and schedules thereto, and, except as has been consented to by each Purchaser in writing, no term or condition thereof or obligation thereunder shall have been amended, restated, supplemented, otherwise modified, waived or consented to; and

          (ii) evidence that all consents, approvals, orders, authorizations and registrations from third parties and governmental authorities, required to be obtained under or in order to consummate the RMH Acquisition (including the


                                       6.

filing of a pre-merger report, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) have been obtained other than those disclosed, and acceptable, to the Purchasers.

     3L. CLOSING UNDER SENIOR CREDIT AGREEMENT. The Senior Credit Agreement and the other Senior Credit Documents shall have been executed and delivered, shall contain terms and conditions satisfactory to each Purchaser (including aggregate commitments of the Senior Credit Facility in the amount of $35,000,000 and the closing with respect to the Senior Credit Agreement shall have occurred concurrent with or prior to the Closing, with no more than $18,000,000 of revolving loans having been funded at such closing under the Senior Credit Facility.

     3M.     PAYMENT  OF  LEGAL  FEES  AND  EXPENSES.  Without  limiting  the provisions of paragraph 12B, the Co-Obligors shall have paid on or before the Closing the fees, charges and disbursements of Purchasers' special counsel referred to in paragraph 3B to the extent reflected in a statement of such counsel rendered to the Co-Obligors at least one Business Day prior to the Closing.

     3N. NO MATERIAL ADVERSE CHANGE. Since the fiscal year of Air Methods ending on December 31, 2001, nothing shall have occurred or become known that has had or could reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise), operations or prospects of the Co-Obligors (other than RMH) taken as a whole. Since the fiscal year of RMH ending on December 31, 2001, nothing shall have occurred or become known that has had or could reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise), operations or prospects of RMH.

     3O. INSURANCE CERTIFICATE. Each of the Purchasers shall have received evidence of insurance of the Co-Obligors reasonably satisfactory to Purchasers (including aviation general liability insurance in an aggregate amount not less than $25,000,000, medical malpractice insurance, general liability insurance (exclusive of aviation general liability insurance) and aviation product liability insurance).

     3P. PAY-OFF LETTERS; ELIMINATION OF COVENANTS. Each of the Purchasers shall have received a copy of a letter: (A) addressed to RMH from PNC Bank, National Association, in form and content satisfactory to such Purchaser, (i) stating the amount necessary to pay in full all obligations under all of the


                                       7.

existing credit facilities provided to RMH by PNC Bank, National Association, its Affiliates or assignees, (ii) providing that, upon receipt of proper funds, all commitments in respect of such credit facilities shall be terminated and all Liens and guarantees securing or supporting the obligations thereunder shall be automatically released and (iii) providing wiring instructions; (B) addressed to RMH from Bank of America, N.A., in form and content satisfactory to such Purchaser, (i) stating the amount necessary to pay in full all obligations under all of the existing credit facilities provided to RMH by Bank of America, N.A., its Affiliates or assignees, (ii) providing that, upon receipt of proper funds, all commitments in respect of such credit facilities shall be terminated and all Liens and guarantees securing or supporting the obligations thereunder shall be automatically released and (iii) providing wiring instructions; (C) addressed to ARCH from FirStar Bank, N.A., in form and content satisfactory to such Purchaser, (i) stating the amount necessary to pay in full all obligations under all of the existing credit facilities provided to ARCH by FirStar Bank, N.A., its Affiliates or assignees, (ii) providing that, upon receipt of proper funds, all commitments in respect of such loan facilities shall be terminated and all Liens and guarantees securing or supporting the obligations thereunder shall be automatically released and (iii) providing wiring instructions; and (D) evidence that the existing revolving credit facility of Air Methods has been terminated. Notwithstanding the foregoing, the conditions precedent set forth in clauses (B) and (C) of this paragraph 3P will be satisfied if each holder has received evidence satisfactory to it that all covenants set forth in the documentation relating to each such credit facility have been terminated.

     3Q.     QUALIFICATION  OF  WARRANT  SHARES.  The  Warrant Shares shall have been  approved  for  listing  and  trading  on  the  NASDAQ  National  Market.

     4. PREPAYMENTS OF NOTES. The Notes shall be subject to prepayment under the circumstances set forth in paragraph 4A and 7B(1)(iii).

4A.     OPTIONAL  PREPAYMENT.

     4A(1). OPTIONAL PREPAYMENT -- QUALIFIED FPO. At any time and from time to time, concurrent with the closing of a Qualified FPO, the Co-Obligors may prepay up to 25% of the aggregate principal amount of the Notes outstanding on the Closing Day, in multiples of $1,000,000 of the principal amount prepaid (except as may be necessary to reflect any principal amount not evenly divisible


                                       8.

by $1,000,000) or, if less, the aggregate principal amount outstanding in respect of the Notes, with the proceeds from such Qualified FPO, at 100% of the principal amount so prepaid, plus accrued and unpaid interest thereon to the prepayment date. Except as provided in the immediately preceding sentence, the Co-Obligors may not prepay the Notes at any time prior to July 1, 2004.

     4A(2). OPTIONAL PREPAYMENT. At any time and from time to time on or after July 1, 2004, the Co-Obligors may prepay the Notes, in whole or in part, in multiples of $1,000,000 of the principal amount prepaid or, if less, the aggregate principal amount outstanding in respect of the Notes, as set forth in this paragraph 4A(2). Any such prepayment shall be made at the following prepayment prices (expressed in percentages of principal amount), subject to the Co-Obligors' right to make prepayments under paragraph 4A(1) at the prepayment price provided therein, plus accrued and unpaid interest thereon to the prepayment date, with respect to each such Note:

     Period  During  Which
     ---------------------
     Prepayment  Occurs                         Prepayment  Price
     ------------------                         -----------------
     7/1/2004  through  9/30/2005               106.00%
     10/1/2005  through  9/30/2006              103.00%
     10/1/2006  through  10/4/2007              100.00%

Notwithstanding the foregoing, concurrent with the closing of a Liquidity Event, the Notes held by any Purchaser may be prepaid, in whole, but not in part, at 100% of the principal amount so prepaid plus accrued and unpaid interest thereon to the prepayment date if the "cash on cash" return to such Purchaser on the Note(s), the Warrants and the Warrant Shares, taking into consideration all amounts received in respect of the Notes, including interest (and fees hereunder), proceeds received on any prior partial sale of the Warrants and/or the Warrant Shares and the consideration in respect of the Warrants and/or the Warrant Shares on the Liquidity Event, would be equal to or greater than 2.00:1.00.

     4B. NOTICE OF OPTIONAL PREPAYMENT. Air Methods, on behalf of the Co-Obligors, shall give the holder of each Note irrevocable written notice of any optional prepayment pursuant to paragraph 4A(1), paragraph 4A(2) or paragraph 7B(1)(iii) not fewer than 10 days prior to the prepayment date, specifying (i) such prepayment date, (ii) the aggregate principal amount of the Notes to be prepaid on such date, (iii) the aggregate principal amount of the Notes of each holder to be prepaid on that date and (iv) that such optional prepayment is to be made pursuant to paragraph 4A(1), paragraph 4A(2) or


                                       9.

paragraph 7B(1)(iii), as applicable, and if pursuant to paragraph 4A(1), describing in reasonable detail the Qualified FPO, and if pursuant to paragraph 4A(2), describing in reasonable detail the Liquidity Event, if any. Notice of optional prepayment having been given as aforesaid, the prepayment price with respect to the principal amount of the Notes to be so prepaid, together with interest thereon to the prepayment date, and the prepayment consideration payable pursuant to paragraph 4A(2), if any, shall become due and payable on such prepayment date.

     4C. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes pursuant to paragraph 4A(1) or 4A(2), the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

     4D. RETIREMENT OF NOTES. The Co-Obligors shall not, and shall not permit any of their Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 7B(1)(iii) or upon acceleration of such final maturity pursuant to paragraph 8A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Co-Obligor or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes prepaid or otherwise retired or purchased or otherwise acquired by the Co-Obligors or any of their Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

     5. SUBORDINATION OF NOTES. Anything in this Agreement to the contrary notwithstanding, (i) the Subordinated Debt shall be subordinate and junior to all Senior Debt to the extent set forth in paragraphs 5A(1) to 5A(7), inclusive, below, (ii) payments on the Subordinated Debt required to be made pursuant to the terms of the Notes, the Multiparty Guaranty, paragraph 4 and 13 of this Agreement and under the other provisions of the Transaction Documents are subject to the provisions set forth in paragraphs 5A(1) to 5A(7), inclusive, and
(iii) any amendments to this Agreement or the Notes made in accordance with paragraph 12C are subject to the provisions set forth in paragraph 5F below.


                                      10.

     5A(1).     INSOLVENCY.  In  the  event  of  any  insolvency,  bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to any Co-Obligor (an "INSOLVENCY PROCEEDING"), and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of any Co-Obligor, whether or not involving insolvency or bankruptcy proceedings, then, subject to the proviso set forth in paragraph 5A(2), all Senior Debt shall first be paid in full before any payment of, or distribution is made in respect or on account of, the Subordinated Debt in any such proceeding.

     5A(2).     INSOLVENCY  DISTRIBUTIONS.  In  any  proceeding  described  in paragraph 5A(1), above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to the Agent (or to a banking institution selected by the court or Person making the payment or delivery or designated by the Agent) for application in payment of the Senior Debt unless and until all Senior Debt shall have been paid in full; provided, however, that no such delivery shall be made to the Agent of stock or obligations which are issued in respect of the Subordinated Debt pursuant to reorganization proceedings or, subject to the agreement of the Agent, any readjustment, arrangement, composition or other consensual workout, in each case if such stock or obligations are subordinate and junior (whether by law or agreement) at least to the extent provided in this paragraph 5 to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

     5A(3).     SENIOR  DEBT  PAYMENT  DEFAULT  --  PAYMENT  BLOCKAGE.  If  any
Co-Obligor shall default in the payment of any fees in excess of $1,000 required under Sections 3.2 or 3.3 of the Senior Credit Agreement as in effect on the date hereof, or of any principal of or interest or premium or other prepayment consideration on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, until such default shall have been remedied by payment in full or waived, no holder of the Notes shall accept or receive any direct or indirect payment of or on account of the Subordinated Debt.

     5A(4). SENIOR DEBT COVENANT DEFAULTS -- PAYMENT BLOCKAGE. Upon the occurrence and during the continuance of any Senior Debt Default (other than under circumstances when the terms of paragraph 5A(3) above are applicable), no


                                      11.

holder of the Notes shall accept or receive any direct or indirect payment of or on account of any Subordinated Debt during the period (a "BLOCKAGE PERIOD") beginning on the date of receipt by the Note Agent (as defined below), on behalf of the holders of Notes, of written notice of such Senior Debt Default (a "DEFAULT SUBORDINATION NOTICE") from the Agent and ending on the earliest of (i) the date when all Senior Debt Defaults identified in the Default Subordination Notice have been cured or waived in writing, (ii) the date that is 180 days after receipt of such Default Subordination Notice and (iii) the date of repayment in full of the Senior Debt and the termination of the Senior Credit Agreement, provided that (a) there shall be no more than 4 Blockage Periods during the term of the Notes, (b) during any 365-day period, the aggregate number of days for which Blockage Periods may be in effect shall not exceed 180 days and (c) no facts or circumstances known to the Agent constituting a Senior Debt Default existing on the date of any such Default Subordination Notice may be used as a basis for any subsequent Default Subordination Notice unless such Senior Debt Default shall in the interim have been cured or waived for a period of not less than 90 consecutive days. For the purposes of the preceding clause
(c), the Agent shall be deemed not to have knowledge of a Senior Debt Default occurring as a result of a breach of any financial covenant under the Senior Credit Agreement until the earlier of (i) the receipt by the Agent of written notification from management of Air Methods that there has been a breach of such financial covenant and (ii) 5 Business Days after the Agent has received the financial statements necessary to determine compliance with such financial covenant. The provisions of this paragraph 5A(4) shall not prevent any payment on or in respect of the Subordinated Debt which would (in the absence of any such Senior Debt Default) have been payable on any date during a Blockage Period from being paid following the termination of such Blockage Period. For purpose of this paragraph 5A(4), "NOTE AGENT" shall mean PCP for so long as PCP and its Affiliates hold at least 50.1% of the aggregate principal amount of Notes from time to time outstanding, and at all other times such term shall mean the holder of the greatest aggregate principal amount of Notes from time to time outstanding of whom Agent has knowledge.

     5A(5). STANDSTILL. The holders of the Notes, to the extent they are otherwise entitled to do so, will not accelerate the maturity of the Notes or pursue any other remedy to enforce payment thereof or initiate, or join in the initiation of, any Insolvency Proceeding relative to any Co-Obligor during the period (the "STANDSTILL PERIOD") commencing at the initial time when the holders


                                      12.

of the Notes are not permitted to receive payments on the Subordinated Debt pursuant to either paragraph 5A(3) or 5A(4) and continuing until the earliest of
(i) the date when all Senior Debt Defaults giving rise to the blockage of payments on the Notes pursuant to paragraph 5A(3) or 5A(4) have been cured or waived in writing, (ii) the date of the repayment in full of the Senior Debt and the termination of the Senior Credit Agreement, (iii) the date that is 135 days after a Senior Debt payment default, (iv) the end of the Blockage Period that caused the initiation of such Standstill Period, (v) the date on which (a) any Senior Debt shall have been declared due and payable prior to its stated maturity or any holder of Senior Debt or the Agent commences proceedings to collect any Senior Debt or (b) any holder of Senior Debt (or its representative) commences the realization (whether through proceedings or self-help) upon any material part of the collateral for any Senior Debt and (vi) the date upon which any Insolvency Proceeding is commenced. Upon the termination of the Standstill Period, the holders of the Notes may exercise all rights or remedies they may have at law or in equity.

     5A(6) TURNOVER. If any payment or distribution of any character, whether in cash, securities or other property, shall be received by any holder of Notes in contravention of any of the terms of this paragraph 5 and before all the Senior Debt shall have been paid in full, such payment or distribution shall be received in trust for the Agent for the benefit of the holders of the Senior Debt at the time outstanding and shall forthwith be paid over or delivered and transferred to the Agent.

     5A(7) FILING CLAIMS. Each holder of Notes shall duly and promptly take such action as is reasonably necessary to file appropriate claims or proofs of claim in any Insolvency Proceeding and to execute and deliver such other instruments and take such other actions as may be reasonably necessary to prove or realize upon such claims and to have the proceeds of such claims paid as provided in this paragraph 5. In the event any holder of Notes shall not have made any such filing on or prior to the date 10 days before the expiration of the time for such filing or shall not have timely executed or delivered any such other instruments and taken such other actions, the Agent is hereby authorized, as the agent and attorney-in-fact for such holder of Notes for the specific and limited purpose set forth in this paragraph, but shall have no obligation, to file such proof of claim for or on behalf of such holder of Notes, execute and deliver such other instruments for or on behalf of such holder of Notes and take


                                      13.

such other action necessary under applicable law to collect (subject to the provisions of paragraph 5A(2)) any amounts due in respect of such claim in such proceeding. Anything contained in this paragraph notwithstanding, the right to vote any claim or claims in respect of the Subordinated Debt in connection with any Insolvency Proceeding is exclusively reserved to the holders of the Notes.

     5B. OBLIGATION OF THE CO-OBLIGORS UNCONDITIONAL. The provisions of this paragraph 5 are for the purpose of defining the relative rights of the Agent and the holders of Senior Debt, on the one hand, and the holders of the Notes, on the other hand, against the Co-Obligors and their property, and nothing herein shall impair, as between the Co-Obligors and the holders of the Notes, the obligation of the Co-Obligors, which is joint and several, and unconditional and absolute, to pay to the holders thereof the Subordinated Debt in accordance with the terms and the provisions of this Agreement and the Notes. Except as otherwise provided in paragraph 5A(5), nothing contained herein shall prevent the holders of the Notes from exercising all remedies otherwise permitted by applicable law or under this Agreement upon default under this Agreement or under the Notes (including the right to demand payment and sue for performance of the Agreement and of the Notes and to accelerate the maturity of the Notes as provided in paragraph 8A), subject to the rights, if any, under this paragraph 5 of the Agent and the holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable by the Co-Obligors to the holders of the Notes.

     5C. SUBROGATION. Upon payment in full of the Senior Debt in cash and the termination of the Senior Credit Agreement, the holders of the Notes shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Co-Obligors made on the Senior Debt until the Subordinated Debt shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of the Senior Debt of any cash, property, stock or obligations to which the holders of the Notes would be entitled except for the provisions of paragraph 5A above shall, as between each Co-Obligor, its creditors (other than the holders of the Senior Debt) and the holders of the Notes, be deemed to be a payment by such Co-Obligor to or on account of the Senior Debt.

     5D. RIGHTS OF HOLDERS OF SENIOR DEBT. The provisions of this paragraph 5 shall be deemed a continuing offer to all holders of Senior Debt to act in reliance on such provisions (but no such reliance shall be required to be proven


                                      14.

to receive the benefits hereof) and may be enforced by such holders, and no right of any present or future holder of any Senior Debt to enforce subordination as provided in this paragraph 5 shall be prejudiced or impaired by any act or failure to act on the part of any Co-Obligor or by any act or failure to act by any such holder, or by any non-compliance by any Co-Obligor with the terms, provisions and covenants of this Agreement or the Notes. Without in any way limiting the generality of the foregoing, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the holders of the Notes, and without impairing or releasing the subordination provided in this paragraph 5 or the obligations hereunder of the holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or increase (subject to the proviso at the end of the definition of "Senior Debt" contained in paragraph 11B) or decrease, or waive defaults under Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding, provided that no amendment or supplement shall have the effect of increasing the Applicable Margin (as defined in the Senior Credit Agreement), exclusive of any increase solely by virtue of any imposition of the Default Rate (as defined in the Senior Credit Agreement), by more than 300 basis points per annum in excess of that in effect on the date hereof; (ii) sell, exchange, release or otherwise deal with any property pledged or mortgaged to secure or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against any Co-Obligor and any other Person, including any guarantor or surety. The provisions of this paragraph 5 shall continue to be effective, or be reinstated as of the date immediately prior to payment in full of the Senior Debt and the termination of the Senior Credit Agreement, as the case may be, if at any time payment, or any part thereof, of any Senior Debt is rescinded or must otherwise be restored or returned by the holders of Senior Debt upon occurrence of an event described in paragraph 5A(1), or otherwise, all as though such payments had not been made.

     5E. RIGHTS OF HOLDERS OF SENIOR DEBT. Notwithstanding anything to the contrary in this paragraph 5, in no event shall any Credit Party or any Affiliate or Subsidiary thereof receive the benefit of this paragraph 5 if at any time it shall hold any Senior Debt.


                                      15.

     5F.     AMENDMENTS.  Notwithstanding  anything  in  this  Agreement  or otherwise to the contrary, none of the terms of this paragraph 5 or any definitions used herein directly relating to the Senior Debt may be amended without the express written consent of the Agent, and any amendment without such prior written consent shall be null and void and without effect. In addition, without the express prior written consent of the Agent, this Agreement and the Notes will not be amended to: (i) modify (other than by extension) the schedule of principal payments in respect of the Subordinated Debt; (ii) increase the cash coupon of the Subordinated Debt by more than 3.00% per annum; (iii) increase (other than pursuant to a payment-in-kind provision) the principal amount outstanding in respect of the Subordinated Debt; and (iv) modify any reference in this Agreement to any provision or paragraph being subject to this paragraph 5.

     6. AFFIRMATIVE COVENANTS. So long as any Note remains outstanding or any interest, Yield-Maintenance Amount, premium or other prepayment consideration or costs or other amount owing in respect thereof shall remain unpaid:

     6A.     FINANCIAL  STATEMENTS;  FINANCIAL  INFORMATION.  Air  Methods  will deliver  to  each  holder  of  Notes  in  duplicate:

          (i) as soon as practicable and in any event within 30 days after the end of each month in each fiscal year, unaudited Consolidated statements of income, owners' equity and cash flows of Air Methods and its Subsidiaries for such month and for the period from the beginning of the current fiscal year to the end of such month, and a Consolidated balance sheet of Air Methods and its Subsidiaries as at the end of such month, setting forth in each case in comparative form figures for the corresponding period or balance sheet date in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holders and certified by the chief financial officer of Air Methods to the effect that (a) such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject to changes resulting from audits and normal year-end adjustments that individually and in the aggregate are not material to the business of Air
Methods and its Subsidiaries) and have been prepared in accordance with GAAP consistently followed throughout the periods involved, (b) the Consolidated balance sheets fairly present the condition of Air Methods and its Subsidiaries as at the dates thereof, and (c) the Consolidated statements of income, owners' equity and cash flows fairly present the results of the operations of Air
Methods  and  its  Subsidiaries  for  the  periods  indicated;


                                      16.

          (ii) as soon as practicable and in any event within 45 days after the end of each fiscal quarter in each fiscal year, unaudited Consolidated statements of income, owners' equity and cash flows of Air Methods and its Subsidiaries (together with such statements on an operating segment basis) for such fiscal quarter and for the period from the beginning of the current fiscal year to the end of such fiscal quarter, and a Consolidated balance sheet of Air Methods and its Subsidiaries (together with such statements on an operating segment basis) as at the end of such fiscal quarter, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holders and certified by the chief financial officer of Air Methods to the effect that
(a) such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject to changes resulting from audits and normal year-end adjustments that individually and in the aggregate are not material to the business of Air Methods and its Subsidiaries) and have been prepared in accordance with GAAP consistently followed throughout the periods involved, (b) the Consolidated balance sheets fairly present the condition of Air Methods and its Subsidiaries as at the dates thereof, and (c) the Consolidated statements of income, owners' equity and cash flows fairly present the results of the operations of Air Methods and its Subsidiaries for the periods indicated;

          (iii) as soon as practicable and in any event within 90 days after the end of each fiscal year, Consolidated statements of income, cash flows and owners' equity of Air Methods and its Subsidiaries (together with such statements on an operating segment basis) for such year, and a Consolidated balance sheet of Air Methods and its Subsidiaries (together with such statements on an operating segment basis), as at the end of such year, setting forth in each case in comparative form figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holders and prepared in accordance with GAAP consistently followed throughout the periods involved and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall (a) state that such Consolidated financial statements present fairly the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP consistently followed throughout


                                      17.

the periods involved, (b) that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion, and (c) be without limitation as to the scope of the audit and without qualification and satisfactory in substance to the Purchasers;

          (iv) as soon as practicable, and in any event within 60 days after the end of the fiscal quarter for RMH and its Subsidiaries ended September 30, 2002, the unaudited Consolidated statements of income, members' equity and cash flows of RMH and its Subsidiaries, and a Consolidated balance sheet of RMH and its Subsidiaries as at the end of such fiscal quarter, certified by a Responsible
Officer of RMH to the effect that, to such Responsible Officer's knowledge, based on his review of such financial statements, (a) such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject to changes resulting from audits and normal year-end adjustments that individually and in the aggregate are not material to the business of RMH) and have been prepared in accordance with GAAP consistently followed throughout the periods involved, (b) the Consolidated balance sheet fairly presents the condition of RMH and its Subsidiaries as at the date thereof, and (c) the Consolidated statements of income, owners' equity and cash flows fairly present the results of the operations of RMH and its Subsidiaries for the periods indicated;

          (v) within 60 days after the Closing Date, the Closing Financial Statements (as defined in the Membership Purchase Agreement);

          (vi) no later than 30 days after the beginning of the Co-Obligors' fiscal year 2003 and no later than 30 days prior to the beginning of the Co-Obligors' fiscal years commencing with fiscal year 2004 and each fiscal year thereafter, a month by month projected operating budget, statement of income and cash flows of Air Methods and its Subsidiaries, on a Consolidated and on an operating segment basis, for such fiscal year, accompanied by an Officer's Certificate signed by a Responsible Officer of Air Methods to the effect that such budget has been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such budget was prepared;


                                      18.

          (vii) as soon as practicable and in any event within ten (10) days after the transmission thereof, (a) copies of all financial statements, proxy statements, reports and notices made available to Air Methods' equity holders, including all registration statements (without exhibits) and all reports (including reports on Form 8-K) which Air Methods files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission), and (b) copies of all notices sent by any Co-Obligor or any of its Subsidiaries to the Agent or the holders of the Senior Debt, other than any notices solely pertaining to the Collateral (as defined in the Senior Credit Agreement) securing the obligations of the Co-Obligors under the Senior Loan Documents;

          (viii) promptly upon receipt thereof, a copy of each other report submitted to Air Methods or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of such Person; and

          (ix) with reasonable promptness, such other financial data or other information as any holder of Notes may reasonably request.

Together  with  each  delivery  of financial statements required by clauses (i),
(ii) and (iii) above, Air Methods will deliver to each holder of Notes in duplicate an Officer's Certificate of Air Methods (a) demonstrating (with computations in reasonable detail) compliance by the Co-Obligors with the provisions of paragraphs 7A(1) through 7A(7), (b) stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Co-Obligors propose to take with respect thereto, and (c) upon the request of a Significant Holder, summarizing all material variances from the budgets provided to the holders of Notes pursuant to clause (iv) above, together with a discussion and analysis by management of Air Methods with respect to such variances.

Together with each delivery of financial statements required by clause (iii) above, Air Methods will deliver to each holder of Notes in duplicate a statement of the accountants certifying that (1) they have reviewed the Agreement and (2) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any Transaction Document or, if such


                                      19.

information came to their attention, specifying any such Event of Default or Default, its nature, when it occurred and whether it is continuing. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge in the course of an audit conducted in accordance with generally accepted auditing standards.

     6B.     NOTICES;  REPORTS.  The  Co-Obligors  shall:

          (i) Promptly upon, and in any event within 5 days of, any officer of any Credit Party obtaining knowledge thereof, deliver to each holder of Notes written notices executed by a Responsible Officer of such Credit Party of, (a) any lapse, cancellation or other termination of any Authorization issued to or held by any Co-Obligor or any of its Subsidiaries that is material to the operation of any Credit Party's business, (b) any Authorization that is not renewed or extended that is material to the operations of any Credit Party's business, (c) any violation of any applicable law, statute, regulation or ordinance of any Governmental Body, including any Environmental Laws and all applicable laws, statutes and regulations related to Medicare and Medicaid, which could reasonably be expected to have a Material Adverse Effect, or (d) of the institution of any litigation, suit or administrative proceeding affecting any Credit Party or any of its Subsidiaries (regardless of whether insured) which could reasonably be expected to have a Material Adverse Effect;

          (ii) Deliver copies to each record holder of Notes, promptly (a) upon the transmission thereof by any Credit Party, of any periodic, special or other reports or statements that are filed with or delivered to any Governmental Body or Person (other than any reports filed with the Securities and Exchange Commission and provided to the holders of Notes pursuant to paragraph 6A above), if (1) such reports or statements discuss, indicate or point to any material change in the business, operations, affairs or condition of any Credit Party, or
(2) a copy thereof is requested by any holder of a Note, and (b) after the receipt by any officer of any Co-Obligor thereof, copies of any material notices or other material communications from any Governmental Body or Person which specifically relate to any Credit Party;

          (iii) Promptly upon, and in any event within 5 days of, any officer of any Credit Party becoming aware of the occurrence of any (a) "reportable event," as such term is defined in section 4043 of ERISA, or (b) "prohibited transaction" as such term is defined in section 4975 of the Code, in connection


                                      20.

with any Plan or trust created thereunder, or in connection with any other employee pension benefit plan maintained by any Credit Party within the meaning of section 4001(b) of ERISA, or any trust created thereunder, deliver a written notice to each holder of Notes specifying the nature thereof, what action the Credit Parties have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto; and

          (iv) Promptly upon, and in any event within 5 days of, any officer of any Credit Party obtaining knowledge thereof, provide written notice to each holder of Notes, specifying the nature thereof and the actions the Co-Obligors have taken or propose to take with respect thereto, of (a) the occurrence of any Default or Event of Default, (b) any "Event of Default" under the Senior Loan Documents, or any event which, with the passage of time or the giving of notice or both, would constitute an "Event of Default" under the Senior Loan Documents,
(c) any event, development or circumstance whereby any financial statement furnished to any holder of Notes fails in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Credit Party as of the date of such statements, (d) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code could subject any Co-Obligor or its Subsidiaries to a tax imposed by
Section 4971 of the Code, (e) each and every default by any Co-Obligor or its Subsidiaries which might result in the acceleration of the maturity of any Indebtedness in excess of $500,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness and (f) any other development in the business or affairs of any Credit Party which could reasonably be expected to have a Material Adverse Effect.

     6C. BOOKS AND RECORDS. Each Co-Obligor shall, and shall cause its Subsidiaries to, (a) keep proper books of record and account in which complete, true and correct entries are maintained for all dealings or transactions of or in connection with its business and affairs, (b) maintain on its books accruals with respect to all taxes, assessments, charges, levies and claims, and (c) on a reasonably current basis maintain in its books adequate reserves for doubtful collections of accounts receivable, advances and investments and all other


                                      21.

proper accruals, including accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence or amortization of properties, which should be set aside from earnings in connection with its business. All determinations pursuant to this paragraph 6C shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountants as shall then be regularly engaged by the Co-Obligors.

     6D. FINANCIAL DISCLOSURE. Each Co-Obligor irrevocably authorizes and directs, and shall cause its Subsidiaries to irrevocably authorize and direct, all accountants and auditors employed by such Credit Party at any time until the Notes and all other obligations of the Credit Parties hereunder are paid in full, to exhibit and deliver to each holder of Notes copies of any of such Credit Party's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to provide to each holder of Notes any information such accountants may have concerning such Credit Party's financial status and business operations. Each Co-Obligor authorizes, and shall cause its Subsidiaries to authorize, all Governmental Bodies to furnish to each holder of Notes copies of reports or examinations relating to it, whether made by such Credit Party or otherwise; provided, however, each holder of Notes will attempt to obtain such information or materials directly from such Credit Party prior to obtaining such information or materials from such accountants or Governmental Bodies.

     6E. COMPLIANCE WITH LAWS. Each Co-Obligor shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, statutes, rules, regulations, decrees and orders of any Governmental Body, including Environmental Laws, the Fair Labor Standards Act and all applicable laws with respect to Medicare or Medicaid, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

     6F. MAINTENANCE OF INSURANCE. Each Co-Obligor shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as
(i) is required pursuant to the provisions of the Senior Loan Documents and (ii) is customarily maintained by other companies operating similar businesses, including medical malpractice insurance, general liability aviation insurance, and aviation product liability insurance. Together with each delivery of


                                      22.

financial statements under clause (ii) of paragraph 6A, the Co-Obligors will, upon the request of any holder of any Note, deliver an Officer's Certificate specifying the details of such insurance then in effect.

     6G. CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE. Each Co-Obligor shall, and shall cause each of its Subsidiaries to, (i) conduct continuously and operate actively its business according to good business practices and maintain and keep, or cause to be maintained and kept, its properties useful or necessary to the conduct of its business, in good repair, working order and condition (reasonable wear and tear excepted and except as may be disposed of in compliance with the terms of this Agreement) (ii) take all action necessary to enforce, protect, defend and maintain the validity of all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks used in or necessary to its business or operations where the failure to do so could reasonably be expected to have a Material Adverse Effect, (iii) maintain its existence (except as permitted by paragraph 7B(1)) and (iv) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain all Authorizations in full force and effect where the failure to do so could reasonably be expected to have a Material Adverse Effect.

     6H. INSPECTION OF PROPERTY. Each Co-Obligor shall, and shall cause each of its Subsidiaries to, permit any Person designated in writing by any Significant Holder, at such holder's expense if no Default or Event of Default exists and at such Co-Obligor or Subsidiary's expense if a Default or Event of Default does exist, at all reasonable times, (i) to discuss the affairs, finances and accounts of any Co-Obligor or Subsidiary with the principal officers of such Person and its independent public accountants and (ii) to have full access to and the right to audit, check, inspect and make abstracts and copies of its books, records, audits, correspondence and all other papers relating to the assets and the operation of its business, and each holder of Notes or such designee may enter upon the properties of any Co-Obligor or Subsidiary, as applicable, at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting its assets, any and all records pertaining thereto or its business operations.

     6I. PAYMENT OF TAXES AND CLAIMS. Each Co-Obligor, or a third party on behalf of a Co-Obligor, shall cause each of its Subsidiaries to, pay when due all taxes, assessments and other governmental Charges lawfully levied or


                                      23.

assessed upon it or any of its properties or assets, including real and personal property taxes, assessments and charges and franchise, income, employment, social security, withholding and sales taxes, except for those taxes and claims subject to a Good Faith Contest.

     6J. PAYMENT OF LEASEHOLD OBLIGATIONS. Each Co-Obligor shall, and shall cause each of its Subsidiaries to, at all times pay, when and as due, its rental obligations under all real property leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at the request of any Significant Holder, will provide evidence of having done so.

     6K.     INFORMATION  REQUIRED BY RULE 144A.  The Co-Obligors will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Credit Parties are subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 6K, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     6L. PAYMENT OF INDEBTEDNESS. Subject to the limitations set forth in paragraph 7J, each Co-Obligor will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy on or prior to maturity (subject, where applicable, to specified grace or cure periods and, with respect to trade payables, subject to their being satisfied in the ordinary course of business consistent with past practices) all its obligations and liabilities, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, result in a Default, or where the same may be subject to a Good Faith Contest.

     6M.     RESERVATION  OF SHARES.  Air Methods shall at all times cause there to be reserved that number and class of Warrant Shares necessary to give full effect to the exercise of the Warrants.

     6N.     EXECUTION  OF  MULTIPARTY  GUARANTY  BY  SUBSIDIARIES.  Within  15
Business Days (except as otherwise provided in paragraph 7B(1)(iii)) of the creation or acquisition of a Person that is or becomes a Subsidiary of any


                                      24.

Credit Party (other than LifeNet Services, Inc.): (i) the Co-Obligors shall cause such Subsidiary to execute and deliver to each holder of Notes an original counterpart of the Multiparty Guaranty (in the form of Exhibit F hereto, and as
                                                        ---------
the same from time to time may be amended, restated, supplemented or otherwise modified, the "MULTIPARTY GUARANTY") in accordance with the provisions set forth therein and (ii) such Credit Party shall deliver to each holder of Notes, together with such counterpart, (a) certified copies of such Subsidiary's articles or certificate of incorporation or other charter document, together with a good standing certificate from the state of such Subsidiary's formation, each dated as of a recent date prior to such delivery, and such other evidence of the status of such Subsidiary as any holder of Notes reasonably may request,
(b) a copy of such Subsidiary's by-laws, operating agreement or partnership agreement, certified by its secretary or general partner, as applicable, as of a recent date prior to their delivery to the holders of the Notes, (c) a certificate executed by the secretary or general partner, as applicable, of such Subsidiary as to (1) the fact that the attached resolutions of the board of directors (or similar management body) of such Subsidiary approving and authorizing the execution, delivery and performance of the Multiparty Guaranty are in full force and effect and have not been modified or amended and (2) the names and true signatures of the officers (or Persons vested with similar authority) of such Subsidiary authorized to sign the Multiparty Guaranty and
(iii) the Co-Obligors shall cause the delivery of a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Purchasers and their counsel, as to (w) the due organization and good standing of such Subsidiary,
(x) the due authorization, execution and delivery by such Subsidiary of the Multiparty Guaranty, (y) the enforceability of the Multiparty Guaranty against such Subsidiary, subject to customary exceptions, and (z) such other matters as any of Purchasers may reasonably request, all of the foregoing to be satisfactory to Purchasers and their counsel.

     6O. ADDITIONAL DOCUMENTS. Each Co-Obligor shall, and shall cause each of its Subsidiaries to, execute and deliver to each holder of Notes, upon request of the Required Holders, such documents and agreements as such Required Holders may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

     6P. EXERCISE OF RIGHTS. Air Methods shall enforce all of its rights under the Membership Purchase Agreement and all documents executed in connection therewith including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.


                                      25.

     7. NEGATIVE COVENANTS. So long as any Note remains outstanding or any interest, Yield-Maintenance Amount, premium or other prepayment consideration or costs or other amount owing in respect thereof shall remain unpaid:

     7A.     FINANCIAL  COVENANTS.  The  Co-Obligors  will  not:

          7A(1). CONSOLIDATED NET WORTH. Permit Consolidated Net Worth at any time to be less than the sum of (a) the greater of 75% of the Consolidated Net Worth on the Closing Date and 75% of the Consolidated Net Worth on August 31, 2002 plus (b) on a cumulative basis, 50% of Consolidated Net Income (only if positive) for each fiscal quarter of Air Methods and its Subsidiaries, on a Consolidated basis, commencing with the fiscal quarter ended September 30, 2002;

          7A(2). CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio at the end of each fiscal quarter during each period set forth below to be less than the amounts set forth opposite such periods:

          Period                              Ratio
          ------                              -----
          9/30/02 -  12/31/03                 1.00
          1/1/04  -  12/31/04                 1.20
          1/1/05  -  and  thereafter          1.75;

          7A(3). CONSOLIDATED TOTAL DEBT TO EBITDA RATIO. Permit the Consolidated Total Debt to Consolidated EBITDA ratio at any time during each period set forth below to be greater than the amounts set forth opposite such periods:

          Period                                  Ratio
          ------                                  -----
          9/30/02  -  3/30/04                     4.05
          3/31/04  -  3/30/05                     3.50
          3/31/05  -  3/30/06                     3.25
          3/31/06  and  thereafter                3.00;

          7A(4). CONSOLIDATED SENIOR DEBT TO EBITDA RATIO. Permit the Consolidated Senior Debt to Consolidated EBITDA ratio at any time during each period set forth below to be greater than the amounts set forth opposite such periods:


                                      26.

          Period                              Ratio
          ------                              -----
          9/30/02  -  3/30/04                 3.05
          3/31/04  -  3/30/05                 2.50
          3/31/05  -  3/30/06                 2.25
          3/31/06  and  thereafter            2.00;

          7A(5). MINIMUM CONSOLIDATED EBITDA. Permit consolidated EBITDA at the end of any fiscal quarter during the periods set forth below to be less than the following:

          Period                              Minimum  EBITDA
          ------                              ---------------
          9/30/02  -  12/31/03                $26,600,000
          1/1/04  and  thereafter             $29,900,000;

Notwithstanding anything to the contrary contained in paragraphs 7A(2) through 7A(5) (or in the defined terms used therein), Consolidated EBITDA and the Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if the transactions contemplated by the Membership Purchase Agreement (but not the Senior Credit Facility or this Agreement) were consummated October 1, 2001;

          7A(6). INDEBTEDNESS; UNFINANCED CAPITAL EXPENDITURES; PERSONAL PROPERTY LEASES. Permit the aggregate (without duplication) of (i) the amount of Indebtedness (including Aircraft Indebtedness but exclusive of trade debt) of Air Methods and its Subsidiaries created, incurred or assumed in any period set forth below, plus (ii) the net present value of future lease payments in respect of operating leases of Air Methods and its Subsidiaries for Aircraft or Equipment entered into or assumed in any period set forth below (based on the Implicit Discount Rate), plus (iii) the amount of Unfinanced Capital Expenditures of Air Methods and its Subsidiaries made or committed in any period set forth below, to exceed the following amounts at any time during such period:

          Period:                              Amount
          ------                               ------
          Closing  Date  -  12/31/03           $33,000,000

          1/1/04  -  12/31/04                  $33,000,000

          1/1/05  -  12/31/05                  $38,500,000

          1/1/06  and  thereafter              $38,500,000;


                                      27.

provided, however that the following shall be excluded from the calculations set forth above: (i) Indebtedness evidenced by the Notes or created under the Multiparty Guaranty, (ii) the Senior Debt up to the amount of the Senior Debt Cap, (iii) Indebtedness owing to any Co-Obligor or a Subsidiary thereof, (iv) refinancing of outstanding Indebtedness, except to the extent that the principal amount of such Indebtedness owing at the time of the refinancing is increased in connection with such refinancing, (v) expenditures to purchase previously leased Aircraft, except to the extent of the excess (if any) of (x) the monthly payment in respect of the obligation incurred in the Aircraft purchase over (y) the monthly lease payments on the terminated lease, such excess payment to be discounted to the present value on the date of purchase (using the interest rate on the acquisition Indebtedness as the discount rate), (vi) Indebtedness set forth in Schedule 7A(6), (vii) the incurrence of Indebtedness of up to
           ---------------
$10,000,000 that is secured by Aircraft then owned by a Co-Obligor if the proceeds of such Indebtedness are used to repay outstanding advances under the Senior Credit Facility and (viii) Indebtedness assumed or incurred in connection with acquisitions permitted under paragraph 7B(1)(iii). Notwithstanding the repayment on or prior to the Closing Day to (a) Bank of America, N.A. of Indebtedness of $1,605,000 secured by a mortgage on a facility in Provo, Utah and (b) U.S. Bank, N.A., as successor to FirStar Bank, N.A. of Indebtedness of $976,000 secured by a mortgage on facilities in St. Louis, Missouri and Sparta, Illinois, such obligations shall be deemed to be "outstanding Indebtedness" for purposes of clause (iv) above.

          7A(7). CONSOLIDATED RENT EXPENSE. Enter as a lessee into any lease arrangement for real property if, after giving effect thereto, aggregate annual rental payments for all leased real property would exceed $4,400,000 in any fiscal year in the aggregate for Air Methods and its Subsidiaries.

     7B.     MERGER,  CONSOLIDATION,  ACQUISITIONS AND TRANSFERS OF ASSETS.  The
Co-Obligors  shall  not,  and  shall  not  permit  their  Subsidiaries  to:

          7B(1).     MERGER,  CONSOLIDATION  OR  ACQUISITIONS.  Merge  or
consolidate  with  or  into any other Person or make an Acquisition, except that

               (i) any Subsidiary may merge or consolidate with or into Air Methods provided that (a) Air Methods is the continuing or surviving corporation and (b) no Default or Event of Default exists or would exist after giving effect thereto, and


                                      28.

               (ii) any Subsidiary may merge or consolidate with or into another wholly-owned Subsidiary provided that if the merging Subsidiary is a Guarantor, then the survivor Subsidiary shall also be a Guarantor or shall become a Guarantor concurrent with or prior to such merger; and

               (iii) any Co-Obligor may acquire all or a substantial portion of the assets of or ownership interest in any Person; provided that: (a) no Default or Event of Default exists or would exist after giving effect to the consummation of such acquisition; (b) in the case of the acquisition of any ownership interest, upon consummation of such acquisition the Person whose ownership interest is acquired shall be a Subsidiary and the requirements of clauses (i) through (iii) of paragraph 6N shall have been satisfied; (c) the Person being acquired shall be engaged in the same business as the Co-Obligors; and (d) the fair market value of the consideration paid to the seller(s) of the assets or ownership interests acquired in all such transactions during any period set forth below (the "AGGREGATE CONSIDERATION") shall not exceed the Amount of Limitation set forth opposite such period:

Period                    Dates                    Amount  of  Limitation
------                    -----                    ----------------------
  1             Closing  Day  -  12/31/03          $12,500,000
  2             1/1/04  -  12/31/04                $20,000,000
  3             1/1/05  -  12/31/05                $30,000,000
  4             1/1/06  -  12/31/06                $30,000,000
  5             1/1/07  and  thereafter            $30,000,000;

Notwithstanding the foregoing, if a follow-on public offering of equity securities of Air Methods by a nationally-recognized underwriter pursuant to a registration statement filed under the Securities Act shall be consummated during Period 2 or Period 3 above, as applicable, then any such acquisition proposed to be consummated during the applicable Period and within 180 days of the consummation of such public offering that would satisfy the requirements of clauses (a) through (c) of this paragraph 7B(1)(iii) but that, if consummated, would cause the Aggregate Consideration for such Period to exceed the Amount of Limitation for such Period shall nonetheless be permitted if, upon consummation of such proposed acquisition, the Aggregate Consideration for such Period would not exceed an amount equal to the Amount of Limitation for such Period plus 50% of the net proceeds received by Air Methods in such Period from such public offering.


                                      29.

If, during Period 4 or Period 5, as applicable, any Co-Obligor proposes any acquisition of all or a substantial portion of the assets of or ownership interest in any Person that satisfies clauses (a) through (d) of this paragraph 7B(1)(iii) but that, if consummated, would cause the Aggregate Consideration for such Period to exceed the Amount of Limitation for such Period, then, unless the Required Holders have consented to such proposed acquisition in writing (which shall be in their sole and absolute discretion), notwithstanding anything to the contrary in this Agreement, the Co-Obligors may prepay the Notes, in whole but not in part, at 100% of the aggregate principal amount then outstanding in respect of the Notes, plus accrued and unpaid interest thereon to the prepayment date.

Upon and after the consummation of any acquisition of ownership interests permitted by paragraph 7B(1)(iii), notwithstanding anything to the contrary in paragraphs 7A(2) through 7A(5) (or in the defined terms used therein): (i) Consolidated EBITDA and the Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if such acquisition were consummated on the first day of the four fiscal quarter period used in the initial calculation of Consolidated EBITDA and the Consolidated Fixed Charge Coverage Ratio after consummation of such acquisition; and (ii) for the period included in any calculation of Consolidated EBITDA and the Consolidated Fixed Charge Coverage Ratio prior to the actual consummation of such acquisition, pro forma adjustments made in accordance with Regulation S-X promulgated by the Securities and Exchange Commission shall be made for such period to the operating results of the Person acquired; provided that the aggregate amount of any adjustments that reduce expense items during such period shall not exceed an amount equal to
(a) 25% of the consolidated earnings before interest, taxes, depreciation and amortization of the Person acquired (calculated on the same basis as "Consolidated EBITDA" (as defined herein)) for the most recent period of 12 months that are covered by audited financial statements of such Person multiplied by (b) an appropriate percentage to adjust the value in clause (a) to the extent that the period included in any calculation of Consolidated EBITDA and the Consolidated Fixed Charge Coverage Ratio prior to the actual consummation of such acquisition is less than 12 months.

          7B(2).     TRANSFERS  OF  ASSETS.  Sell,  exchange,  convey,  lease,
transfer or otherwise dispose of any of their respective assets, except that a Co-Obligor or its Subsidiaries may (i) sell inventory in the ordinary course of


                                      30.

its business, (ii) sell or otherwise dispose of Equipment, provided that the fair market value of such Equipment sold or disposed of shall not exceed $500,000 in any fiscal year, and provided further that the proceeds of any such disposition are used to acquire replacement Equipment or remitted to the Agent to be applied as a prepayment of the Senior Credit Facility pursuant to the terms of the Senior Credit Agreement, or (iii) sell or otherwise dispose of Aircraft provided that the fair market value of such Aircraft sold or disposed of shall not exceed $7,000,000 in any fiscal year (exclusive of any casualty insurance proceeds received).

     7C.     LIENS AND OTHER RESTRICTIONS.  The Co-Obligors shall not, and shall not  permit  their  Subsidiaries  to:

          7C(1).     CREATION OF LIENS.  Create or suffer to exist any Lien upon or against any of its property or assets now owned or hereafter acquired, except for Permitted Liens;

          7C(2).     INVESTMENTS  AND LOANS.  Purchase or acquire obligations or stock of, or any other equity interest in, any Person, or make advances, loans or extensions of credit to any Person, except

          (i) investments in (A) obligations issued or guaranteed by the United States of America or any agency thereof having maturities of not more than one year from the date of purchase thereof, (B) commercial paper with maturities of not more than 180 days from the date of purchase thereof and a published rating of not less than P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, (C) certificates of deposit and bankers' acceptances having maturities of not more than 180 days from the date of purchase thereof and repurchase agreements backed by United States government securities or a commercial bank if (1) such bank has a combined capital and surplus of at least $500,000,000, or (2) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (D) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, (E) existing loans and other investments set forth on Schedule 7C(2),
    --------

          (ii) to the extent permitted by paragraph 7E, stock, partnership interests, membership interests or other equity securities issued by any other Credit Party (or any other Person at the time of its organization if,


                                      31.

immediately thereafter, it becomes a wholly-owned Subsidiary) other than Air Methods, or advances, loans or extensions of credit to other Credit Parties,

          (iii) extensions of credit in the form of accounts receivable or notes receivable arising from the sale of goods or services in the ordinary course of business, and extensions of credit to customers in connection with the upgrading of Aircraft in a manner consistent with past practice,

          (iv)  investments  permitted  by  paragraph  7B(1)(iii);  and

          7C(3). SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, or discount or otherwise sell for less than the face value thereof, or subject to a Lien, other than a Permitted Lien, any of its notes or accounts receivable, except those accounts, the collection of which is reasonably determined to be doubtful in accordance with GAAP.

     7D. DIVIDENDS; REDEMPTIONS. Air Methods shall not declare, pay or make any dividend or distribution on any shares of its capital stock or other equity interests (other than dividends or distributions payable solely in stock or other equity interests, or split-ups, combinations, reverse stock splits or other reclassifications of stock or other equity interests), or apply any of its cash or cash equivalents, property or assets to the purchase, redemption or other retirement of any of its capital stock or other equity interests or of any options or warrants to purchase or acquire any such shares of capital stock or other equity interests of Air Methods. The net exercise of employee stock options by Air Methods' employees shall not be deemed a violation of this paragraph 7D so long as no funds are expended by Air Methods or its Subsidiaries in connection with the exercise of such options.

     7E. ISSUANCE OF STOCK OR EQUITY SECURITIES BY SUBSIDIARIES. None of the Co-Obligors shall permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such equity interests) to issue, sell or otherwise dispose of any of its equity interests, except to Air Methods or a wholly-owned Subsidiary of Air Methods.

     7F. NATURE OF BUSINESS; PURCHASE OF ASSETS. None of the Co-Obligors shall, or shall permit any of its Subsidiaries to: (i) substantially change the nature of the business in which it is engaged on the date hereof; or (ii)


                                      32.

purchase or invest, directly or indirectly, in any assets or property other than
(a) as expressly permitted hereby and (b) purchases of property in the ordinary course of business which is useful, necessary or desirable in the business of such Co-Obligor or Subsidiary as presently conducted on the Closing Day.

     7G. TRANSACTIONS WITH AFFILIATES. The Co-Obligors shall not, and shall not permit their Subsidiaries to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate (other than a Co-Obligor), except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable to such Co-Obligor or Subsidiary than terms which would have been obtainable from a Person other than an Affiliate (other than a Co-Obligor), and except for such transactions described on Schedule 7G which
                                                               -----------
were  not  in  the  ordinary  course  of  business.

     7H. FISCAL YEAR AND ACCOUNTING CHANGES. Air Methods shall not change its fiscal year from December 31, and the Co-Obligors shall not, and shall not permit their Subsidiaries to, make any change (i) in accounting treatment and reporting practices except as required by GAAP, or (ii) in tax reporting treatment except as required by law.

     7I. AMENDMENTS OF CHARTER DOCUMENTS. None of the Co-Obligors shall, or shall permit any of its Subsidiaries to, amend, modify or waive any term or provision of its Certificate or Articles of Incorporation, Certificate or Articles of Formation, Bylaws, Operating Agreement, or other similar charter document, unless required by law if such amendment, modification or waiver would adversely affect the holders of Notes.

     7J. PREPAYMENT OF INDEBTEDNESS. The Co-Obligors shall not, and shall not permit any of their Subsidiaries to, at any time, directly or indirectly, prepay any Indebtedness (other than the Senior Debt in accordance with the terms of the Senior Credit Agreement or the Notes in accordance with paragraph 4), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Co-Obligor or a Subsidiary thereof other than (i) a refinancing of any Aircraft Indebtedness so long as the principal amount of Indebtedness incurred under such refinancing that exceeds the amount being refinanced is permitted under paragraph 7A(6), and (ii) to prepay Aircraft Indebtedness with the proceeds of insurance with respect to any loss to an Aircraft.


                                      33.

     7K. MODIFICATIONS OF SENIOR DEBT. The Co-Obligors shall not, and shall not permit any of their Subsidiaries to, enter into any amendments, modifications, restatements, or supplements of the Senior Loan Documents that would have the effect of increasing the Applicable Margin (as defined in the Senior Credit Agreement), exclusive of any increase solely by virtue of any imposition of the Default Rate (as defined in the Senior Credit Agreement), by more than 300 basis points per annum in excess of that in effect on the date hereof.

     7L. HOSTILE TENDER OFFER. Each Co-Obligor covenants that none of the proceeds of the Notes will be used to finance directly or indirectly any Hostile Tender Offer.

     7M. LIFENET SERVICES, INC. RMH shall not permit LifeNet Services, Inc. to engage in any business affairs or to acquire or own any assets.

     7N. PAYMENTS TO AFFILIATES. The Co-Obligors shall not, and shall not permit any Subsidiary to, make any payments or transfers of property to any Affiliates (other than a Credit Party), including any member of the board of directors of any Credit Party, if a Default or Event of Default exists or, after giving effect to the making of such payment or transfer of such property, would exist. Notwithstanding the foregoing, Air Methods may pay customary fees to, and reimburse the expenses of, a member of its board of directors or a member of a committee of such board of directors in connection with such director's attendance at such meetings and performance of his or her duties in such capacity as a director or committee member.

     7O. OTHER AGREEMENTS. The Co-Obligors shall not, and shall not permit any of their Subsidiaries to, enter into any material amendment, waiver or modification of the Membership Purchase Agreement or any agreement related thereto.

     8.     EVENTS  OF  DEFAULT.

     8A.     ACCELERATION.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

               (i) the Co-Obligors default in the payment of any principal, Yield-Maintenance Amount, premium or other prepayment consideration payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or


                                      34.

               (ii) the Co-Obligors default in the payment of any interest on any Note or any other amount due under this Agreement for more than 5 days after the date due; or

               (iii) (a) any Credit Party or any of its Subsidiaries defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or premium or make-whole amount or other prepayment consideration or interest on any Indebtedness beyond any period of grace provided with respect thereto or (b) any Credit Party or any of its Subsidiaries fails to perform or observe any other agreement, term or condition of any evidence of any Senior Debt, or of any credit agreement, collateral document or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Senior Debt has become, or has been declared, due and payable (or has been required to be repurchased by any Credit Party or any of its Subsidiaries) before its stated maturity or before its regularly scheduled dates of payment or (c) any Credit Party or any of its Subsidiaries fails to perform or observe any other agreement, term or condition of any evidence of any Indebtedness (other than the Notes or any Senior Debt), or of any credit agreement, securities purchase agreement, indenture, collateral document or other agreement relating thereto or any other condition exists, and the effect of such default or condition is to cause, or to permit the holder or holders of such Indebtedness, or a trustee on behalf of such holder or holders to cause, such Indebtedness to become due (or to be repurchased by any Credit Party or any of its Subsidiaries) before its stated maturity or before its regularly scheduled dates of payment; provided that the aggregate amount of all
                                --------
Indebtedness with respect to which one or more of the conditions or events referred to in one or more of the immediately preceding clauses (a), (b) or (c) of this sentence shall be applicable exceeds $500,000; or

               (iv) any representation or warranty made by any Credit Party in any of the Transaction Documents or by any Credit Party or any of its officers in any writing furnished in connection with or pursuant to any of the Transaction Documents shall be false in any material respect on the date as of which made; or

               (v) any Credit Party fails to perform or observe any agreement contained in clause (iii) of paragraph 6G or any of paragraphs 6M, 6N or 7; or

               (vi) any Credit Party fails to perform or observe any other agreement, term or condition contained herein or in any other Transaction Document and such failure shall not be remedied within 30 days after any Responsible Officer of such Credit Party obtains actual knowledge thereof; or


                                      35.

               (vii) any Credit Party or any of its Subsidiaries makes an assignment for the benefit of creditors or is generally unable to pay its debts as such debts become due; or

               (viii) any decree or order for relief in respect of any Credit Party or any of its Subsidiaries is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

               (ix) any Credit Party or any of its Subsidiaries petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of such Person, or of any substantial part of the assets of such Person, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to such Credit Party under the Bankruptcy Law of any other jurisdiction; or

               (x) any such petition or application is filed, or any such proceedings are commenced, against any Credit Party or any of its Subsidiaries and such Person by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

               (xi) any order, judgment or decree is entered in any proceedings against any Credit Party or any of its Subsidiaries decreeing the dissolution of such Person and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

               (xii) any order, judgment or decree is entered in any proceedings against any Credit Party or any of its Subsidiaries decreeing a split-up of such Person which requires the divestiture of assets representing a substantial part, or the divestiture of the stock or other equity interests of a


                                      36.

Subsidiary whose assets represent a substantial part, of the consolidated assets of Air Methods and its Subsidiaries or which requires the divestiture of assets, or stock or other equity interests of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of Air Methods and its Subsidiaries for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

               (xiii) one or more judgments or decrees shall be entered against any Credit Party or any of its Subsidiaries involving a liability of $500,000 or more in the aggregate for all such judgments and decrees for all Credit Parties and their respective Subsidiaries (in either case in excess of the amount covered by insurance as to which the insurance company has acknowledged coverage) and (a) any such judgments or decrees shall not have been vacated, discharged, bonded or enforcement thereof stayed pending appeal within 45 days from the entry thereof or (b) any enforcement proceeding therefor shall have been commenced; or

               (xiv) (A) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (B) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Credit Party or any ERISA Affiliate of any Credit Party that a Plan may become a subject of such proceedings, (C) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $250,000,
(D) any Credit Party or any ERISA Affiliate of any Credit Party shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans in an aggregate amount exceeding $250,000, (E) any Credit Party or any ERISA Affiliate of any Credit Party withdraws from any Multiemployer Plan resulting in a withdrawal liability in excess of $250,000, or
(F) any Credit Party or any of its Subsidiaries establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would materially increase the liability of such Person thereunder; or


                                      37.

               (xv) any of the Transaction Documents shall cease for any reason to be in full force and effect or any party thereto (other than any holder from time to time of a Note) shall purport to disavow its obligations thereunder, shall declare that it does not have any further obligation thereunder or shall contest the validity or enforceability thereof; or

               (xvi) (a) Air Methods shall fail to file with the Securities and Exchange Commission a registration statement covering all of the Warrants and Warrant Shares by the Filing Date (as defined in the Stockholders' Agreement) or
(b) such registration statement shall fail to remain continuously effective (except as permitted by Section 3(b) of the Stockholders' Agreement) or the Warrant Shares shall not be continuously designated for inclusion in the Nasdaq National Market; or

               (xvii)  a  Change  in  Control  shall  occur;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 8A, the holder of any Note with respect to which a payment default has occurred (other than any Credit Party or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Co-Obligors, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or additional notice of any kind, all of which are hereby waived by the Co-Obligors, (b) if such event is an Event of Default specified in clause
(viii), (ix) or (x) of this paragraph 8A with respect to the Credit Parties or any of their Subsidiaries, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Credit Parties and (c) with respect to any event constituting an Event of Default hereunder (including an Event of Default described in clause (i) or (ii) of this paragraph 8A), the Required Holder(s) of the Notes may at its or their option, by notice in writing to Air Methods, on behalf of the Co-Obligors, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, through the date of such acceleration with respect to each Note, without presentment, demand, protest or additional notice of any kind, all of which are hereby waived by each Credit Party.


                                      38.

     8B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have become or been declared immediately due and payable pursuant to paragraph 8A, the Required Holder(s) may, by notice in writing to Air Methods, on behalf of the Co-Obligors, rescind and annul such declaration and its consequences if (i) the Credit Parties shall have paid all overdue interest on such Notes, the principal of and Yield-Maintenance Amount, premium and any other prepayment consideration, if any, payable with respect to the Notes which have become due otherwise than by reason of such declaration, and interest on such overdue principal, Yield-Maintenance Amount, premium and any other prepayment consideration, interest, and overdue interest at the rate specified herein or in such Notes, (ii) the Credit Parties shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     8C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 8A or any such declaration shall be rescinded and annulled pursuant to paragraph 8B, the Co-Obligors shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

     8D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, such Note and the other Transaction Documents by exercising such remedies as are available to such holder thereunder and in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or any other Transaction Document or in aid of the exercise of any power granted in this Agreement or any other
Transaction Document. No remedy conferred in this Agreement or any other Transaction Document upon or for the benefit of the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein, in any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise.


                                      39.

     9. REPRESENTATIONS, COVENANTS AND WARRANTIES. Each Co-Obligor represents and warrants as follows, in each case both with and without giving effect to the consummation of the RMH Acquisition:

     9A(1). ORGANIZATION; SUBSIDIARIES. Each Credit Party is duly organized and existing in good standing under the laws of the state in which it is organized, and is licensed or qualified to do business and in good standing in every jurisdiction where the ownership of its properties or the nature of the business conducted by it makes such licensing or qualification necessary, except where the failure to be licensed or qualified could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Credit Parties taken as a whole. The exact legal names of each of Air Methods and its direct and indirect subsidiaries, the jurisdiction in which each such Person is organized, the equity owner(s) of each such Person and the ownership interests of such owners therein are as set forth in Schedule 9A(1).
                                  ---------------

     9A(2). POWER AND AUTHORITY. Each Credit Party has all requisite power to conduct its business as currently conducted and as currently proposed to be conducted. Each Credit Party has all requisite power to execute, deliver and perform its obligations under the Transaction Documents to which such Person is a party; each of Air Methods and RMH has all requisite power to execute, deliver and perform its obligations under the Membership Purchase Agreement and all agreements and documents contemplated thereby to which it is a party. The execution, delivery and performance by each of the Credit Parties of the Transaction Documents to which each such Person is a party, and the execution, delivery and performance by each of Air Methods and RMH of the Membership Purchase Agreement and the agreements and documents contemplated thereby to which it is a party, have been duly authorized by all requisite action on the part of such Persons. The Transaction Documents to which any Credit Party is a party have been duly executed and delivered by Responsible Officers of such Person, and are valid obligations of such Person, legally binding upon and enforceable against such Person in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
(ii)  general  principles  of  equity  relating to enforceability (regardless of


                                      40.

whether such enforceability is considered in a proceeding in equity or at law). The Membership Purchase Agreement and the agreements and documents contemplated thereby to which Air Methods or RMH is a party have been duly executed and delivered by Responsible Officers of each of Air Methods and RMH, and are valid obligations of each such Person, and legally binding upon and enforceable against each such Person in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity relating to enforceability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     9B. FINANCIAL STATEMENTS. Air Methods has furnished the Purchasers with the following financial statements: (i) the audited consolidated balance sheets of Air Methods and its Subsidiaries as at December 31, 1998, 1999, 2000 and 2001, and consolidated statements of operations, changes in stockholders' equity and cash flows of Air Methods and its Subsidiaries for each such year ended as of such dates, reported on by KPMG, L.L.P. for each of such years; and
(ii) the unaudited consolidated balance sheet of Air Methods and its Subsidiaries as at June 30, 2002 and the comparable date in the preceding fiscal year and consolidated statements of operations, changes in stockholders' equity and cash flows for the six-month period ended on such dates, all certified by Air Methods' chief financial officer. Air Methods has furnished the Purchasers with the following financial statements: (i) the audited consolidated balance sheets of RMH and its Subsidiaries as at December 31, 1998, 1999, 2000 and 2001, and consolidated statements of operations, changes in members' equity and cash flows of RMH and its Subsidiaries for each such year ended as of such dates, reported on by a "Big 4" independent auditor for each of such years; and (ii) the unaudited consolidated balance sheet of RMH and its Subsidiaries as at June 30, 2002 and the comparable date in the preceding fiscal year and consolidated statements of operations, changes in members' equity and cash flows for the six-month period ended on such dates. The financial statements described in the two preceding sentences (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments which are not material), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all consolidated liabilities, direct and contingent,


                                      41.

required to be shown in accordance with such principles. Such balance sheets fairly present the condition of Air Methods and its Subsidiaries and RMH and its Subsidiaries, as applicable, as at the dates thereof, and such statements of operations, stockholders' or members' equity, as the case may be, and cash flows fairly present the results of the operations of Air Methods and its Subsidiaries and RMH and its Subsidiaries, as applicable, for the periods indicated. There has not been a material adverse change in the business, condition (financial or otherwise), operations or prospects of Air Methods and its Subsidiaries or of RMH and its Subsidiaries, in each case since December 31, 2001.

     Air Methods has furnished the Purchasers with a balance sheet of Air Methods and its Subsidiaries as of August 31, 2002 giving pro forma effect to the consummation of the RMH Acquisition and the incurrence of the Indebtedness under the Notes and under the Senior Credit Facility. Such pro forma balance sheet shows all consolidated liabilities, direct and contingent, required to be shown, after giving effect to the consummation of the RMH Acquisition and the incurrence of the Indebtedness under the Notes and under the Senior Credit Facility as at the date thereof.

     9C. CAPITAL STOCK AND RELATED MATTERS. As of the Closing and after giving effect to the transactions contemplated under the Transaction Documents the authorized capital stock of Air Methods will consist of (i) 16,000,000 shares of Common Stock, of which 9,462,179 shares will be issued and outstanding and (ii) 5,000,000 shares of the Company's preferred stock, $1.00 par value, of which no shares will be issued and outstanding. Except for the Warrants and except as set forth on Schedule 9C, no Person will have any rights to subscribe
                        -----------
for or to purchase, or any options or warrants for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any shares of capital stock of Air Methods. When the Warrants to be purchased hereunder have been delivered as provided herein, the Warrant Shares (i) together with all outstanding shares of capital stock and shares of capital stock issuable upon exercise of any outstanding warrants and options of Air Methods will not exceed the number of shares that have been authorized by Air Methods' certificate of incorporation or bylaws or otherwise), (ii) will, upon payment therefor in accordance with the terms of the Warrants, be duly and validly issued, fully paid and nonassessable, (iii) will have been reserved for issuance pursuant to the terms of the Warrants and (iv) will constitute 4.14% of


                                      42.

the capital stock of Air Methods on a fully diluted basis (taking into account all outstanding warrants, options and other rights to purchase the capital stock of Air Methods, including the Common Stock) as of the Closing.

     9D. ACTIONS PENDING. There is no action, proceeding or investigation pending or, to the best knowledge of the Credit Parties, threatened against Air Methods or RMH which questions the validity or legality of or seeks damages in connection with the Membership Purchase Agreement, this Agreement or any of the other Transaction Documents or any action taken or to be taken pursuant to the Membership Purchase Agreement, this Agreement or any of the other Transaction Documents. There is no action, suit, investigation or proceeding pending or, to the best knowledge of the Credit Parties, threatened against any Credit Party or any of its Subsidiaries, or any properties or rights of any Credit Party or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or collectively, could reasonably be expected to result in a Material Adverse Effect. Set forth on the attached
Schedule  9D  is  a  list  and  brief description of current, pending litigation
------------
matters, and overtly threatened material litigation matters of which any Credit Party is aware, or to which any Credit Party is a party.

     9E. OUTSTANDING DEBT. No Credit Party nor any Subsidiary of a Credit Party has outstanding any Indebtedness except as permitted under paragraphs 7A(3), 7A(4) and 7A(6). There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

     9F. TITLE TO PROPERTIES; INSURANCE. Each of the Credit Parties and its Subsidiaries has good and marketable title to its real properties (other than properties which such Person leases) and merchantable title to all of its other properties and assets, including all properties and assets reflected in the audited balance sheets, each dated December 31, 2001, referred to in paragraph 9B, subject to no Lien of any kind except for Permitted Liens and except for sales or other disposals thereof in the ordinary course of business and consistent with past practices. All leases necessary in any material respect for the conduct of the business of each of the Credit Parties and its Subsidiaries are valid and subsisting and are in full force and effect. Each Credit Party maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with persons engaged in the same or similar businesses as the Credit Parties. Schedule 9F
                                                                     -----------
sets forth all insurance carried by the Credit Parties as of the Closing Day, setting forth in detail the amount and type of such insurance.


                                      43.

     9G.     COMPLIANCE  WITH  LAWS.  Each  of  the  Credit  Parties  and  its
Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including all federal and state securities laws, Environmental Laws and the Fair Labor Standards Act, and the Federal Aviation Act of 1958, as amended, and rules and regulations promulgated by the U.S. Department of Transportation, except, in any case, where failure to comply could not reasonably be expected to have a Material Adverse Effect.

     9H. TAXES. Each of the Credit Parties and each of its Subsidiaries has filed, prior to the date the same become delinquent, all foreign, federal, state and other income tax returns which, to the best knowledge of the officers of such Person, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes (i) which are subject to a Good Faith Contest or (ii) the nonpayment of which could not reasonably be expected to have a Material Adverse Effect.

     9I.     CONFLICTING  AGREEMENTS  AND OTHER MATTERS.  Except as described on
Schedule  9I(1),  none  of the execution and delivery of the Membership Purchase
----------------
Agreement, this Agreement or any other Transaction Document, the offering, issuance and sale of the Securities, or the fulfillment of or compliance with the terms and provisions of the Membership Purchase Agreement, this Agreement or of any other Transaction Document will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of any of the Credit Parties or its Subsidiaries pursuant to, the charter, bylaws, operating agreement or agreement among the members (or similar governing documents) of such Person, any award of any arbitrator or any agreement (including any agreement with the equity holders of such Person or Persons with direct or indirect ownership interests in the equity holders of such Person), instrument, order, judgment, decree, statute, law, rule or regulation to which any Credit Party or its Subsidiaries is subject. Except for Indebtedness to be repaid or discharged in its entirety on the Closing Day and except as described on Schedule 9I(2), none of the Credit Parties or its
                           ---------------


                                      44.

Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Person, any agreement relating thereto or any other contract or agreement (including its bylaws, charter or similar constituent documents) which limits the amount of, or otherwise imposes restrictions on, the incurring of Indebtedness of such Person of the type to be evidenced by the Notes or incurred pursuant to the Transaction Documents.

     9J.     OFFERING  OF  SECURITIES  IN  COMPLIANCE  WITH  LAWS.  None  of the
Co-Obligors nor any agent acting on its behalf has, directly or indirectly, offered the Securities or any similar security of any or all of the Co-Obligors for sale to, or solicited any offers to buy the Securities or any similar security of any or all of the Co-Obligors from, or otherwise approached or negotiated with respect thereto with, any Person other than not more than 10 Institutional Investors, and none of the Co-Obligors nor any agent acting on its behalf has taken or will take any action which would subject the offering or sale of the Securities to the provisions of section 5 of the Securities Act.

     9K. USE OF PROCEEDS. The proceeds of sale of the Notes will be used to finance a portion of the purchase price in the RMH Acquisition and to fund working capital and general corporate needs of the Co-Obligors. The obligations under the Notes will not be directly or indirectly secured by any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System. Neither any Credit Party nor any agent acting on any Credit Party's behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     9L. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by any Credit Party or any ERISA Affiliate of any Credit Party to be incurred with respect to any Plan (other than a Multiemployer Plan) by any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate of any Credit Party which is or could reasonably be expected to be materially adverse to the business, condition (financial or otherwise), operations or prospects of the Credit Parties taken as a whole. Neither any Credit Party, any


                                      45.

Subsidiary of a Credit Party nor any ERISA Affiliate of any Credit Party has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise), operations or prospects of the Credit Parties taken as a whole. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation in the next preceding sentence is made in reliance upon and subject to the accuracy of Purchasers' representation in paragraph 10B as to the source of funds to be used by it to purchase any Notes.

     9M. GOVERNMENTAL CONSENT. Except such as may have been completed prior to the Closing or in connection with the RMH Acquisition, neither the nature of any Credit Party or its Subsidiaries nor any of their respective businesses or properties, nor any relationship between any Credit Party or its Subsidiaries and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Securities or the use of the proceeds of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (excluding routine filings with respect to the Notes to be made after the date of closing with the Securities and Exchange Commission and/or state securities law authorities) in connection with the execution and delivery of the Transaction Documents, the offering, issuance, sale or delivery of the Notes or the fulfillment of or compliance with the terms and provisions hereof or of any other Transaction Document.

     9N. REGULATORY STATUS. None of the Credit Parties or its Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Act of 1935, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act, as amended.


                                      46.

     9O. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or deed of trust or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of any Credit Party or any rights relating thereto.

     9P.     HOSTILE  TENDER  OFFERS.  None  of  the proceeds of the sale of the
Notes  will  be  used  to  finance  a  Hostile  Tender  Offer.

     9Q.     NO  LOSS OF MATERIAL CUSTOMER.  Except as disclosed on Schedule 9Q,
                                                                    -----------
the Credit Parties do not have reason to believe that any Credit Party or its Subsidiaries' relationship with any customer or any Affiliate of such customer has been or will be terminated or reduced.

     9R.     LABOR  AND EMPLOYEE RELATIONS MATTERS.  (i)  Except as set forth on
Schedule  9R,  none of the Credit Parties is the subject of any labor dispute or
------------
activity involving the organization of a union for a group or class of employees which are not currently union members, nor has there been any strike of any kind called or, to the best knowledge of the Credit Parties, threatened to be called against any Credit Party or its Subsidiaries; and none of the Credit Parties or its Subsidiaries has violated any applicable foreign, federal or state law or regulation relating to labor or labor practices where such violation could reasonably be expected to have a Material Adverse Effect.

          (ii)  Except  as described in Schedule 9R hereto, no present or former
                                        -----------
employees of any Credit Party or its Subsidiaries have advanced claims in writing against such Person (whether under any foreign, federal, state or common law, through a government agency, under an employment agreement, collective bargaining agreement, personal service or independent contractor agreement or otherwise) that are currently pending for (a) overtime pay, other than overtime pay for the current payroll period; (b) wages, salaries or profit sharing (excluding wages, salaries or profit sharing for the current payroll period);
(c) vacations, time off (including potential sick leave) or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the current fiscal year; (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work; (e) discrimination against employees on any basis; (f) unlawful employment or


                                      47.

termination practices; (g) unfair labor practices or alleged violations of collective bargaining agreements; (h) any violation of occupational safety and/or health standards; (i) benefits under any employee plans or compensation arrangement; and (j) breach of any employment, personal service or independent contractor agreement, except any such claims which, in the aggregate, do not exceed $250,000.

          (iii) There is not pending or, to the best knowledge of the Credit Parties threatened, any charge or complaint against any Credit Party or its Subsidiaries by or before the National Labor Relations Board, any representative thereof, or any comparable foreign or state agency or authority.

          (iv) All collective bargaining agreements to which any Credit Party or any of its Subsidiaries is a party on the Closing Day are described in
Schedule  9R  hereto.
------------

     9S.     DISCLOSURE.  Neither  the  private  placement  memorandum  of  Air
Methods dated May 2002, this Agreement or any other Transaction Document nor any other document or certificate furnished by or on behalf of any Credit Party in connection with such private placement memorandum, this Agreement, any other Transaction Document or the issuance of the Securities contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to any Credit Party that could reasonably be expected to have a Material Adverse Effect that has not been set forth in such private placement memorandum, herein, in the press release dated June 7, 2002 announcing the RMH Acquisition, the periodic filings of Air Methods with the Securities and Exchange Commission and other documents, certificates and other writings delivered to you by or on behalf of the Credit Parties specifically for use in connection with the transactions contemplated hereby. The projections delivered to the Purchasers are reasonable in light of the facts and circumstances at the time of their preparation and no event, condition or development has occurred through the Closing Day that would make such projections misleading in any material respect.

     9T. SOLVENCY. After giving effect to the incurrence on the Closing Day of Indebtedness under the Notes and the Senior Credit Facility and to the payment of all estimated legal, accounting and other fees and expenses related to the foregoing, each Credit Party will be "Solvent," meaning (a) the fair market value of such Person's assets will be in excess of the amount that will


                                      48.

be required to be paid on or in respect of existing debts and other liabilities (including contingent liabilities) as they mature; (b) none of such Persons will have unreasonably small capital to carry on its businesses as conducted or as proposed to be conducted; (c) no such Person intends to or believes that it will incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations); (d) none of such Persons intends to hinder, delay or defraud either present or future creditors; and (e) each of such Persons will have received fair consideration and reasonably equivalent value in exchange for incurring the Indebtedness under the Transaction Documents and the Senior Credit Documents to which such Person is a party.

     9U.     EMPLOYMENT  AGREEMENTS.  Except  as set forth on Schedule 9U, there
                                                              -----------
are no employment or other agreements to which any officer of any Credit Party or its Subsidiaries and any Credit Party or its Subsidiaries are party.

     10. REPRESENTATIONS OF PURCHASERS. Each of the Purchasers represents as follows:

     10A.     NATURE  OF  PURCHASE.  Such  Purchaser  is  not  acquiring  the
Securities to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

     10B. SOURCE OF FUNDS. At least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

          (i) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer


                                      49.

     (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

          (ii) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

          (iii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1 or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Co-Obligors in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (iv) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM EXEMPTION")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM
     Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Co-Obligor and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Co-Obligors in writing pursuant to this clause (iv); or


                                      50.

          (v) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM EXEMPTION")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Co-Obligor and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Co-Obligor in writing pursuant to this clause (v); or

          (vi)     the  Source  is  a  governmental  plan;  or

          (vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Co-Obligor in writing pursuant to this clause (vii); or

          (viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

          As used in this paragraph 10B, the terms "employee benefit plan," "governmental plan," and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     11. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 11A and 11B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 11C.

     11A.     YIELD-MAINTENANCE  TERMS.

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that becomes immediately due and payable pursuant to paragraph 8A.


                                      51.

     "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, 1.00% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the Treasury Yield Monitor page of Standard & Poor's MMS - Treasury Market Insight (or, if Standard & Poor's shall cease to report such yields in MMS - Treasury Market Insight or shall cease to be Prudential Capital Partners, L.P.'s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Partners, L.P.'s customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to four decimal places.

     "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called


                                      52.

Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal becomes immediately due and payable pursuant to paragraph 8A.

     "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     11B.     OTHER  TERMS.

     "ACQUISITION" shall mean any transaction, or any series of related transactions, consummated after the Closing Date excluding the RMH Acquisition, by which Air Methods or any of its Subsidiaries directly or indirectly (i) acquires any ongoing business or all or a substantial portion of the assets of any Person engaged in any ongoing business, whether through a purchase of assets, a merger or otherwise, (ii) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (iii) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body.

     "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, a Credit Party or another specified Person, except a Subsidiary of a Credit Party. A Person shall be deemed to control an entity if such Person possesses, directly or


                                      53.

indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary in this definition, neither of the Purchasers nor any other holder of the Warrants or Warrant Shares shall be deemed to be an Affiliate of any Credit Party or any of its Subsidiaries solely by reason of its ownership of any Warrants or Warrant Shares.

     "AGENT" means PNC Bank, National Association, any successor thereto appointed in accordance with the Senior Credit Agreement, in its capacity as agent for the Banks, or, in the case of Refinancing Debt, the Agent thereunder.

     "AGREEMENT" shall mean this Securities Purchase Agreement and all exhibits and schedules hereto, as the same may from time to time be amended, restated, supplemented or otherwise modified.

     "AIR METHODS" shall have the meaning specified in the introductory paragraph of this Agreement.

     "AIRCRAFT" shall mean (i) an engine-driven fixed-wing aircraft heavier than air, that is supported in flight by the dynamic reaction of the air against its wings or (ii) a rotorcraft that, for its horizontal motion, depends principally on its engine-driven rotors, and shall include any item which is incorporated in, attached to or specifically acquired by any Co-Obligor to be used only in connection with a specific aircraft.

     "AIRCRAFT INDEBTEDNESS" shall mean Indebtedness incurred to finance the purchase, lease or maintenance of Aircraft.

     "ARCH" shall have the meaning specified in the introductory paragraph of this Agreement.

     "AUTHORIZATIONS" shall mean all filings and all licenses, permits, consents, approvals, authorizations and qualifications required under applicable federal, state or local law, or agencies or departments thereof, and any orders of any federal, state or local governmental authorities or quasi-governmental authorities necessary for any Credit Party to carry on its business as it is currently conducted or proposed to be conducted.

     "BANKS" shall mean the lending institutions from time to time party to the Senior Credit Agreement and named as "Lenders" therein.


                                      54.

     "BANKRUPTCY LAW" shall have the meaning specified in clause (vii) of paragraph 8A.

     "BLOCKAGE  PERIOD"  shall  have  the  meaning specified in paragraph 5A(4).

     "CAPITAL LEASE" of any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

     "CAPITALIZED LEASE OBLIGATIONS" of any Person shall mean all obligations under Capital Leases of such Person or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities on the balance sheet in accordance with GAAP.

     "CHARGES" shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, Liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the PBGC or any environmental agency or superfund), upon any Co-Obligor or any of its Subsidiaries.

     "CHANGE IN CONTROL" shall mean the occurrence of an event, or series of events, which has led to (i) any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Exchange Act) becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of capital stock of Air Methods representing 40% or more, on a fully diluted basis, of the economic or voting interest of the then outstanding capital stock of Air Methods, (ii) during any period commencing on or after October 16, 2002, individuals who at the beginning of such period were directors of Air Methods, together with such directors as have been duly approved by individuals who were directors at the beginning of such period (or by directors duly approved by them), ceasing for any reason to constitute a majority of the board of directors of Air Methods, (iii) any "Change of Control" (as such term is defined in the Senior Credit Agreement), (iv) any Person or Persons who are


                                      55.

not "citizens" of the United States (as such term is defined in 14 Code of Federal Regulations Section 204.2, as the same may be amended) owning or controlling 20% or more, in the aggregate, of the voting capital stock of Air Methods or (v) Air Methods or any of its Affiliates that holds any air carrier certificate(s) issued by the U.S. Department of Transportation ceasing to be a "citizen" of the United States (as such term is defined in 14 Code of Federal Regulations Section 204.2, as the same may be amended).

     "CLOSING" shall mean the time as of which each of the conditions precedent set forth in paragraph 3 hereto has been satisfied or waived by Purchasers.

     "CLOSING  DAY"  shall  have  the  meaning  specified  in  paragraph  2A.

     "CODE"  shall  mean  the  Internal  Revenue  Code  of  1986,  as  amended.

     "COMMON  STOCK"  shall  have  the  meaning  specified  in  paragraph  1C.

     "CONSOLIDATED" shall mean the resultant consolidation of the financial statements of Air Methods and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements of Air Methods referred to in paragraph 9B.

     "CONSOLIDATED EBITDA" shall mean, for the four fiscal quarter period ending on any date of determination (or if such date is not the end of a fiscal quarter, then the four fiscal quarter period most recently ended), Consolidated Net Income plus, to the extent deducted in the calculation of Consolidated Net Income, (i) Consolidated Interest Expense, (ii) Consolidated depreciation expense and Consolidated amortization expense of Air Methods and (iii) Consolidated income tax expense of Air Methods.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, at any time of determination, the ratio of (i) Consolidated EBITDA at such time minus Unfinanced Capital Expenditures for the four fiscal quarter period immediately preceding such time of determination minus income taxes of Air Methods and its Subsidiaries actually paid for the four fiscal quarter period immediately preceding such time of determination, to (ii) all Senior Debt Payments plus all Subordinated Debt Payments for the four fiscal quarter period immediately preceding such time of determination.


                                      56.

     "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, all interest expense on the Notes and other Indebtedness of Air Methods and its Subsidiaries, including all commissions, discounts or related amortization and other fees and charges with respect to letters of credit and bankers' acceptance financing and the net costs associated with interest rate swap, cap and similar arrangements, amortization of debt expense and original issue discount and the interest portion of any deferred payment obligation (including leases of all types), calculated in accordance with the effective interest method.

     "CONSOLIDATED NET INCOME" shall mean, for any period, the Consolidated net income (or loss) of Air Methods as determined in accordance with GAAP, provided that there shall be excluded:

          (i)  extraordinary  gains  and  losses;

          (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Air Methods or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of Acquisition;

          (iii) the income (or loss) of any Person (other than a Subsidiary) in which Air Methods or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by Air Methods or such Subsidiary in the form of cash dividends or similar cash distributions;

          (iv) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

          (v) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period;

          (vi) any aggregate net gain or loss during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include (a) all non-current assets and (b) without duplication, the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities);


                                      57.

          (vii) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets);

          (viii) any net gain from the collection of the proceeds of life insurance policies;

          (ix) any gain or loss arising from the acquisition of any security, or the extinguishment, under GAAP, of any Indebtedness, of Air Methods or any Subsidiary;

          (x) any net income or gain during such period from (a) any restatement of the Consolidated financial statements of Air Methods and its Subsidiaries pursuant to a change in accounting principles in accordance with GAAP, (b) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP or (c) any discontinued operations or the disposition thereof;

          (xi) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary; and

          (xii) any portion of such net income that cannot be freely converted into United States Dollars.

     "CONSOLIDATED NET WORTH" shall mean, at any date of determination, Consolidated shareholders' equity of Air Methods.

     "CONSOLIDATED SENIOR DEBT" shall mean, at any time of determination, Consolidated Total Debt less the principal amount of Notes then outstanding.

     "CONSOLIDATED TOTAL DEBT" shall mean, at any time of determination, without duplication, the aggregate principal amount of all Indebtedness of Air Methods and its Subsidiaries then outstanding, excluding Indebtedness of a Subsidiary to Air Methods or another Subsidiary or of Air Methods to a Subsidiary.

     "CREDIT PARTY" shall mean, at any time of determination, any of the Co-Obligors and each Subsidiary thereof that shall become obligated under the Multiparty Guaranty pursuant to the requirements of paragraph 6N, and "CREDIT PARTIES" shall mean all of such Persons collectively.


                                      58.

     "DEFAULT SUBORDINATION NOTICE" shall have the meaning specified in paragraph 5A(4).

     "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws relating to pollution, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

     "EQUIPMENT" shall mean and include, as to each Co-Obligor, all of such Co-Obligor's goods (other than inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories, "appliances" as defined in Section 40102(a)(11) of Title 49 of the United States Code and "spare parts" as defined in Section 40102(a)(38) of Title 49 of the United States Code, which appliances and spare parts are being maintained by the Co-Obligors, and all replacements and substitutions therefor or accessions thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Credit Parties within the meaning of section 414(b) of the Code, or any trade or business which is under common control with any Credit Party within the meaning of section 414(c) of the Code.

     "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 8A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

     "EXCHANGE  ACT" shall mean the Securities Exchange Act of 1934, as amended.


                                      59.

     "FINANCED CAPITAL EXPENDITURES" shall mean capital expenditures (including Capital Leases) made with (i) the proceeds of Aircraft Indebtedness or (ii) Indebtedness (other than Indebtedness under the Senior Credit Facility) to third parties secured by Permitted Liens as provided for in clause (vii) of such definition.

     "GAAP" shall mean generally accepted accounting principles as in existence in the United States of America from time to time.

     "GOOD FAITH CONTEST" shall mean an active challenge or contest initiated in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

     "GOVERNMENTAL BODY" shall mean any nation or government, including federal, state or local or other political subdivision thereof, including departments and agencies or any other board, division or entity exercising legislative, judicial, regulatory or administrative functions.

     "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness, lease, dividend or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to (i) maintain the solvency or any balance sheet or other financial condition of another Person or (ii) make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or effect of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. Guarantees shall include obligations of partnerships and joint ventures of which such Person is a general partner or co-venturer that are not expressly non-recourse to such Person.

     "GUARANTEED OBLIGATIONS" shall have the meaning specified in paragraph 13A.


                                      60.

     "H.15(519)" shall mean the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity.

     "IMPLICIT DISCOUNT RATE" shall mean the discount rate which, when applied to (i) all scheduled periodic lease payments through the final possible early buyout option and (ii) the final buyout option payment, shall discount such cash flows to a value equal to the original cost of the equipment being leased.

     "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation."

     "INDEBTEDNESS"  shall mean, with respect to any Person, without duplication
(i) indebtedness for borrowed money (or evidenced by notes payable, borrowings under revolving credit facilities, interest that has accrued and become payable and the payment of which has been satisfied by non-cash consideration, and drafts accepted representing extensions of credit) payable within one year of the date of creation (other than ordinary-course trade payables), (ii) any obligation payable more than one year from the date of creation thereof which in accordance with GAAP should be shown on a balance sheet as a liability
(including Capitalized Lease Obligations, borrowings under revolving credit facilities, interest that has accrued and become payable and the payment of which has been satisfied by non-cash consideration, but excluding reserves for deferred compensation, deferred income taxes and post-retirement benefit liabilities in accordance with Financial Accounting Standards Board Statement No. 106), (iii) indebtedness which is secured by any Lien on property owned by such Person, whether or not the obligation secured thereby shall have been assumed, (iv) the face amount of letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money, (v) the net amount of all obligations with respect to Swaps, (vi) redemption or repurchase obligations with respect to mandatorily redeemable or


                                      61.

repurchasable capital stock (or other equity interests) which is subject to repurchase at the option of the holder thereof, (vii) all obligations for the deferred purchase price of property or services (other than trade or other accounts payable in the ordinary course of business), (viii) any unamortized discount associated with the issuance of any Indebtedness, and (ix) all obligations with respect to which such Person has become liable by way of a Guarantee.

     "INSOLVENCY  PROCEEDING"  shall  have  the  meaning  specified in paragraph
5A(1).

     "INSTITUTIONAL INVESTOR" shall mean an insurance company, bank, savings and loan association, finance company, mutual fund, registered money manager, pension fund, investment company, "qualified institutional buyer" (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) or "accredited investor" (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

     "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, set-off, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

     "LIQUIDITY EVENT" shall mean an arm's-length sale in a single transaction to a Person other than an Affiliate of Air Methods or its Subsidiaries of (a) all or substantially all of Air Methods' (i) equity securities (including all of the Warrants and the Warrant Shares), or a merger transaction that has the same effect, or (ii) assets and the concurrent distribution to the holder or holders of the Warrants and the Warrant Shares of their pro rata share of the net proceeds from such sale, or (b) all of the Warrants and/or Warrant Shares in a


                                      62.

private placement transaction pursuant to an exemption from the registration requirements of the Securities Act and an exemption under applicable state securities laws or pursuant to a registration statement filed under the Securities Act.

     "MATERIAL ADVERSE EFFECT" shall mean (i) a material adverse effect on the business, assets, liabilities, operations, property, prospects or condition (financial or otherwise) of the Credit Parties and their Subsidiaries, taken as a whole, (ii) material impairment of the Credit Parties' ability to perform any of their obligations under the Transaction Documents or (iii) material impairment of the validity or enforceability of this Agreement or any of the other Transaction Documents or the rights and remedies of, Purchasers, or the holders of any of the Notes.

     "MEMBERSHIP PURCHASE AGREEMENT" shall have the meaning specified in paragraph 1A.

     "MERCY" shall have the meaning specified in the introductory paragraph of this Agreement.

     "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "MULTIPARTY  GUARANTY"  shall  have  the meaning specified in paragraph 6N.

     "NOTE"  and  "NOTES"  shall  have  the  meaning  specified in paragraph 1B.

     "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of a Credit Party by a Responsible Officer of such Credit Party.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "PERMITTED LIEN" shall mean (i) Liens in favor of the Agent for the benefit of the Agent and the holders of Senior Debt, up to the amount of the Senior Debt Cap, (ii) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Co-Obligors, (iii) Liens disclosed on Schedule 7C(1) hereto, (iv) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance, (v) deposits or pledges to secure bids, tenders,


                                      63.

contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Co-Obligor's business, (vi) judgment Liens that have been stayed or bonded and that do not constitute an Event of Default and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Co-Obligor's business with respect to obligations which are not due or which are being contested in good faith by the applicable Co-Obligor, (vii) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (a) any such Lien shall not encumber any other property of the Co-Obligors or their respective Subsidiaries and (b) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in paragraph 7A(6), (viii) statutory landlord's Liens to secure payment of rent, (ix) Liens on Aircraft securing Aircraft Indebtedness, (x) Liens on assets acquired in a transaction permitted under paragraph 7B(1)(iii) and (xi) mortgages on the Co-Obligors' facilities in Provo, Utah, St. Louis, Missouri and Sparta, Illinois provided that such mortgages do not encumber any more property than is covered by the mortgages that are being released on the Closing Day with respect to such facilities and provided further that the Indebtedness secured by such mortgages does not subject any Co-Obligor or their Subsidiaries to any financial covenants.

     "PERSON" shall mean and include (i) an individual, (ii) a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or any similar type of entity organized under the laws of any foreign country, and (iii) a government or any department or agency thereof.

     "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by any Credit Party or by any trade or business, whether or not incorporated which, together with such Credit Party, is under common control, as described in section 414(b) or (c) of the Code.

     "PURCHASERS" shall mean, both individually and collectively, PCP and PCPMF.

     "QUALIFIED FPO" shall mean (i) a follow-on public offering of equity securities of Air Methods by a nationally recognized underwriter pursuant to a registration statement filed under the Securities Act with net proceeds to Air


                                      64.

Methods of at least $10,000,000 or (ii) a private placement of equity securities of Air Methods pursuant to an exemption from the registration requirements of the Securities Act and an exemption under applicable state securities laws, with net proceeds to Air Methods of an amount at least equal to the total principal amount of Notes to be prepaid (and accrued and unpaid interest thereon); provided that such a private placement shall constitute a Qualified FPO if, and only if, at the time of the consummation thereof, PCP or PCPMF (including any Affiliate thereof to whom the Warrants or the Warrant Shares have been transferred but excluding other assigns) have sold or transferred an interest in the Warrants and/or Warrant Shares to Persons other than their Affiliates and, as a result of such sales or transfers, at such time the Warrant Shares (as adjusted pursuant to the terms thereof) held by PCP and PCPMF (including any Affiliate thereof to whom the Warrants or the Warrant Shares have been transferred but excluding other assigns) and the number of Warrant Shares for which any unexercised portion of the Warrants held by such Persons are exercisable are less than 50% of the total number of Warrant Shares (as adjusted pursuant to the terms thereof) subject to the Warrants on the Closing Date.

     "REFINANCING DEBT" shall mean all indebtedness, liabilities and other obligations, and all related commitments, of the Co-Obligors to any financial institution created under, arising out of or in connection with any credit agreement, note purchase agreement or other related credit document, the proceeds of which have been used for the final repayment in its entirety of Senior Debt, including costs associated therewith, provided that all commitments
                                                   --------
with respect to the Senior Debt have been terminated in connection with such repayment.

     "REQUIRED HOLDER(S)" shall mean the holder(s) of at least 50.1% of the aggregate principal amount of Notes from time to time outstanding.

     "RESPONSIBLE OFFICER" of an entity shall mean the chairman, chief executive officer, chief financial officer or treasurer of such entity or any other officer of such entity involved principally in its financial administration or its controllership function.

     "RMH" shall have the meaning specified in the introductory paragraph of this Agreement.

     "RMH  ACQUISITION"  shall  have  the  meaning  specified  in  paragraph 1A.


                                      65.

     "SECURITIES" shall have the meaning set forth in the flush language at the end of paragraph 1C.

     "SECURITIES  ACT"  shall  mean  the  Securities  Act  of  1933, as amended.

     "SELLERS" shall have the meaning specified in paragraph 1A.

     "SENIOR CREDIT AGREEMENT" shall mean the Revolving Credit and Security Agreement, dated as of the date hereof, by and among the Co-Obligors, the Banks and the Agent, and all schedules and exhibits thereto, as the same from time to time may be amended, restated, supplemented or otherwise modified.

     "SENIOR CREDIT DOCUMENTS" shall mean the Senior Credit Agreement, all notes evidencing Indebtedness created thereunder and each security agreement, pledge agreement, deed of trust or mortgage or other agreement pursuant to which a security interest or Lien is created and all other agreements, instruments, certificates and documents related thereto, including in each case all schedules and exhibits thereto, as the same from time to time may be amended, restated, supplemented or otherwise modified.

     "SENIOR CREDIT FACILITY" shall mean the revolving credit facility in the stated original aggregate commitment amount of $35,000,000 created pursuant to the Senior Credit Agreement.

     "SENIOR DEBT" shall mean (i) all Indebtedness, liabilities and other obligations of the Credit Parties created under and pursuant to the Senior Credit Agreement and the other Senior Credit Documents, including all unpaid principal, reimbursement obligations under letters of credit, accrued and unpaid interest, expenses, fees, indemnification or other amounts payable by any Credit Party to the Banks or the Agent, in each case under the Senior Credit Documents and (ii) Refinancing Debt; provided that in no event shall the principal or stated commitment amount of Senior Debt exceed the Senior Debt Cap.

     "SENIOR  DEBT  CAP"  shall  mean  $40,000,000.

     "SENIOR DEBT DEFAULT" shall mean (i) any default in the payment of any principal of or interest or premium or other prepayment consideration on any Senior Debt when the same becomes due and payable, or (ii) any other event of default under any instrument or agreement evidencing or otherwise relating to the Senior Debt which would entitle the holders of such Senior Debt to accelerate such Senior Debt.


                                      66.

     "SENIOR  DEBT  PAYMENTS"  shall  mean (i) all cash actually expended by Air
Methods and its Subsidiaries for interest payments (including the imputed interest portion of payments under Capital Leases and installment debt), fees, expenses, commissions and charges under the Senior Credit Documents and any other Indebtedness of Air Methods and its Subsidiaries (other than Indebtedness under the Transaction Documents) and (ii) payments of principal of all Indebtedness other than Indebtedness under the Senior Credit Documents and the Transaction Documents. Senior Debt Payments shall exclude all fees and expenses paid to Agent or the holders of the Senior Debt on or prior to the closing of the Senior Credit Facility.

     "SIGNIFICANT HOLDER" shall mean any holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

     "STANDSTILL  PERIOD"  shall  have the meaning specified in paragraph 5A(5).

     "STOCKHOLDERS' AGREEMENT" shall have the meaning specified in paragraph 3H.

     "SUBORDINATED DEBT" shall mean (i) all unpaid principal, the Yield-Maintenance Amount, premium and other prepayment consideration, if any, accrued and unpaid interest, and fees and expenses under the Notes and this Agreement and (ii) obligations under the Multiparty Guaranty and paragraph 13 of this Agreement with respect to the obligations described in clause (i) of this definition.

     "SUBORDINATED DEBT PAYMENTS" shall mean (i) all cash actually expended by Air Methods and its Subsidiaries for interest payments, the Yield-Maintenance Amount, premiums and other prepayment consideration, fees, expenses, commissions and charges under the Transaction Documents and (ii) payments of principal of Indebtedness under the Transaction Documents. Subordinated Debt Payments shall exclude all fees and expenses paid to the Purchasers or their Affiliates on or prior to the Closing Day.

     "SUBSIDIARY" shall mean any corporation, partnership, limited liability company, all of the capital stock (or other equity interest) of every class of which, except directors' qualifying shares (or any equivalent), shall, at the time as of which any determination is being made, be owned by Air Methods either directly or through Subsidiaries and of which Air Methods or a Subsidiary of Air Methods shall have 100% control thereof, except directors' qualifying shares.


                                      67.

     "SWAPS" shall mean, with respect to any Person, payment obligations with respect to interest or currency swaps, caps or similar arrangements obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "TRANSACTION DOCUMENTS" shall mean this Agreement, the Notes, the Warrants, the Multiparty Guaranty, the Stockholders' Agreement, and any and all other agreements, documents, certificates and instruments from time to time executed and delivered by or on behalf of the Co-Obligors related hereto and thereto.

     "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Security purchased under this Agreement; provided that the term "Transferee" shall exclude any Person that acquires any Warrant Shares pursuant to an effective registration thereof in a transaction on the Nasdaq National Market or any other automated quotation system or securities exchange.

     "UNFINANCED CAPITAL EXPENDITURES" shall mean all capital expenditures that are not Financed Capital Expenditures.

     "WARRANTS"  shall  have  the  meaning  specified  in  paragraph  1C.

     "WARRANT SHARES" shall have the meaning specified in the flush language at the end of paragraph 1C.

     11C. ACCOUNTING AND LEGAL PRINCIPLES, TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and


                                      68.

reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP (without provision of complete footnotes in the case of unaudited financial statements), applied on a basis consistent with the most recent audited financial statements of Air Methods that Air Methods delivered pursuant to paragraph 6A(iii) or, if no such financial statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 9B.

     12.     MISCELLANEOUS.

     12A. NOTE PAYMENTS. Each Co-Obligor agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal thereof, Yield-Maintenance Amount, premium or other prepayment consideration, and interest thereon, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to (i) the account or accounts specified in the Information Schedule attached hereto or (ii) such other account or accounts in the United States of America as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Co-Obligors agree to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 12A.

     12B. EXPENSES. Each Co-Obligor agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including: (i) (A) all stamp and documentary taxes and similar charges, (B) costs of obtaining a private placement number for the Securities and (C) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case that were engaged by any Person other than the Purchasers as a result of the execution and delivery of this Agreement and the other Transaction Documents and the issuance of the Securities; (ii) document production and duplication charges and the fees and expenses of any special or local counsel engaged by any Purchaser or any Transferee in connection with this Agreement and the other Transaction Documents, the transactions contemplated hereby and thereby and any proposed waiver, amendment or modification of, or


                                      69.

proposed consent under, this Agreement or any other Transaction Document, whether or not such proposed modification shall be effected or proposed consent granted; (iii) the costs and expenses, including attorneys' fees incurred by any Purchaser or any Transferee of any special or local counsel engaged by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement and the other Transaction Documents, in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby or by reason of such Purchaser's or such Transferee's having acquired any Security, including costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case; and (iv) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, including the use of the proceeds of the Notes by the Co-Obligors. The obligations of the Co-Obligors under this paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

     12C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Co-Obligors may take any action herein prohibited, or omit to perform any act herein required to be performed by them, only if the Co-Obligors shall have obtained the written consent (and not without such written consent) to such amendment, action or omission to act, of the Required Holder(s), and each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C; provided that, without the written consent of the holder(s) of all Notes at the time outstanding, no consent, amendment or waiver to or under this Agreement shall (i) change the maturity of any Note, or
(ii) change or affect the principal amount of any Note, or (iii) change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount, premium or other prepayment consideration payable with respect to any Notes or (iv) affect the time, amount or allocation of any required or optional prepayments, or (v) change or affect the provisions of this paragraph 12C. No course of dealing between the Co-Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended, restated, supplemented or otherwise modified.


                                      70.

     12D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES; TRANSFER LIMITATION. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $1,000,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes. Air Methods, on behalf of the Co-Obligors, shall keep at its principal office a register in which Air Methods shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of Air Methods, the Co-Obligors shall, at their expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of Air Methods, on behalf of the Co-Obligors. Whenever any Notes are so surrendered for exchange, the Co-Obligors shall, at their expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Co-Obligors will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     12E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Co-Obligors may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, any Yield-Maintenance Amount, premium or


                                      71.

other prepayment consideration and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Co-Obligors shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     12F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or in any other Transaction Document or made in writing by or on behalf of any Credit Party in connection herewith or any other Transaction Document shall survive the execution and delivery of this Agreement and the other Transaction Documents, the transfer by any Purchaser of any Security or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the first sentence of this paragraph, this Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

     12G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement and the other Transaction Documents contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any Transferee) whether so expressed or not; provided that none of the Co-Obligors may assign its rights or obligations hereunder to any Person.

     12H. NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to a Purchaser of a Note, addressed as specified for such communications in the Information Schedule attached hereto or at such other address as such Purchaser shall have specified to the Co-Obligors in writing,
(ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Co-Obligors in writing or, if any such other holder shall not have so specified an address to the Co-Obligors, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Co-Obligors, and (iii) if to the Co-Obligors, addressed to Air Methods, on behalf of each of the Co-Obligors, at:


                                      72.

     7301  South  Peoria
     Englewood,  Colorado  80112
     Telecopy: (303) 790-7400
     Attention:  President

     with  copies  to:

     Davis,  Graham  &  Stubbs  LLP
     1550  Seventeenth  Street,  Suite  500
     Denver, CO 80202
     Telecopy No. (303) 893-1379
     Attention:  Lester  R.  Woodward,  Esq.

     or at such other address as Air Methods, on behalf of each of the Co-Obligors, shall have specified to the holder of each Note in writing;
provided that any such communication to Air Methods, on behalf of the Co-Obligors, may also, at the option of the holder of any Note, be delivered by any other means either to Air Methods, on behalf of the Co-Obligors, at its address specified above.

Notwithstanding anything to the contrary contained herein, so long as Notes are held by PCP in addition to Affiliate(s) of PCP, any written communications or delivery of items required hereunder to be delivered to Persons including PCP and such Affiliate(s), may be made in the manner set forth herein, at the option of the Co-Obligors, to PCP, on behalf of such Affiliate(s), at the address of PCP set forth on the Information Schedule attached hereto.

     12I.     DESCRIPTIVE  HEADINGS.  The  descriptive  headings  of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     12J. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchasers or to the Required Holder(s), the determination of such satisfaction shall be made by the Purchasers or the Required Holder(s), as the case may be, in the judgment (exercised in good faith) of the Person or Persons making such determination.

     12K. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is


                                      73.

extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

     12L.     GOVERNING  LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE  WITH,  AND  THE  RIGHTS  OF  THE  PARTIES  SHALL BE GOVERNED BY, THE
INTERNAL  LAW  OF  THE  STATE  OF  NEW  YORK.

     12M. COUNTERPARTS. This Agreement may be executed in two or more counterparts (or counterpart signature pages), each of which shall be deemed an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     12N. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of an Event of Default or Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by a holder or the holders of the Notes to prohibit (through equitable action or otherwise) the taking of any action by any Co-Obligor which would result in an Event of Default or Default.

     12O. WAIVER OF JURY TRIAL. THE CO-OBLIGORS, THE PURCHASERS AND THE OTHER HOLDERS OF THE SECURITIES AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE CO-OBLIGORS, PURCHASERS AND THE OTHER
HOLDERS OF THE SECURITIES EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE HOLDERS OF THE SECURITIES AND THE CO-OBLIGORS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


                                      74.

     12P.     BINDING  AGREEMENT.  When this Agreement is executed and delivered by the Co-Obligors, on the one hand, and Purchasers, on the other hand, it shall become a binding agreement between such parties.

     12Q. PERSONAL JURISDICTION. The Co-Obligors irrevocably agree that any legal action or proceeding with respect to this Agreement, the Securities, the other Transaction Documents or any of the agreements, documents or instruments delivered in connection herewith shall be brought in the courts of the State of California, the State of New York, or the United States of America for the Northern District of California or the Southern District of New York as Purchasers may elect, and, by execution and delivery hereof, the Co-Obligors accept and consent to, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by each Purchaser in writing, with respect to any action or proceeding brought by the Co-Obligors against any Purchaser or any holder. The Co-Obligors hereby waive, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

     12R.     APPOINTMENT  OF AIR METHODS AS AGENT FOR CO-OBLIGORS.  Each of the
Co-Obligors hereby appoints Air Methods as its agent for the purposes contemplated by this Agreement, including, for providing information, maintaining the register of Notes issued hereunder, and giving and receiving notices, and Air Methods hereby accepts such appointment.

     12S.     OBLIGATIONS  JOINT  AND  SEVERAL;  EXTENT  OF  OBLIGATIONS.  The
Co-Obligors are jointly and severally liable for all obligations of the Co-Obligors hereunder. Each Co-Obligor's obligations under this Agreement are independent, absolute and unconditional. Each Co-Obligor, to the extent permitted by law, hereby waives any defense to such obligations that may arise by reason of the disability or other defense or cessation of liability of any other Co-Obligor for any reason other than full payment and performance. Each Co-Obligor also waives deferral of such obligations arising by reason of the institution of proceedings by or against another Co-Obligor under or pursuant to Bankruptcy Law, and waives any defense to such obligations that it may have as a result of any holder's election of or failure to exercise any right, power or


                                      75.

remedy, including the failure to proceed first against such other Co-Obligor or any security it holds for such other Co-Obligor's obligation under any Transaction Document. Without limiting the generality of the foregoing, each Co-Obligor expressly waives all demands and notices whatsoever and agrees that the holder or holders of any Notes may, without notice and without releasing the liability of any Co-Obligor, extend the time for making any payment, waive or extend the performance of any agreement or make any settlement of any agreement, and may proceed against each Co-Obligor directly and independently of any other Co-Obligor, as such holder or holders may elect.

     12T. CONFIDENTIALITY. For the purposes of this paragraph 12T, "CONFIDENTIAL INFORMATION" means information delivered to the Purchasers by or on behalf of the Co-Obligors in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Purchasers as being confidential information of the Co-Obligors, provided that such term does not include information that (a) was publicly known or otherwise known to the Purchasers prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Purchasers or any Person acting on their behalf, (c) otherwise becomes known to the Purchasers other than through disclosure by the Co-Obligors or (d) constitutes financial statements delivered to the holders of Notes under paragraph 6 that are otherwise publicly available. The Purchasers shall maintain the confidentiality of such Confidential Information in accordance with procedures adopted by the Purchasers in good faith to protect confidential information of third parties delivered to the Purchasers, provided that any Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates, (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 12T,
(iii) any other Purchaser, (iv) any Person to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 12T), (v) any Person from which such Purchaser offers to purchase any security of the Co-Obligors (if such Person has agreed in writing prior to its receipt of such Confidential


                                      76.

Information to be bound by the provisions of this paragraph 12T), (vi) any federal or state regulatory authority having jurisdiction over such holder,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such holder's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 12T as though it were a party to this Agreement. On reasonable request by the Co-Obligors in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Co-Obligors embodying the provisions of this paragraph 12T.

     13.     GUARANTY.

     13A. GUARANTY. Each of the Co-Obligors hereby acknowledges and agrees that it is a primary obligor with respect to all obligations under this Agreement and the Notes, jointly and severally liable with the other Co-Obligors. If, notwithstanding the foregoing, a court should find that any Co-Obligor is a guarantor or surety with respect to the obligations of the other Co-Obligors under this Agreement and the Notes, each Co-Obligor hereby guarantees to the holders of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of, interest on, the Yield-Maintenance Amount, if any, any premium or other prepayment consideration in respect of the Notes and all other amounts from time to time owing by the other Co-Obligors to the holders of the Notes under this Agreement, the Notes and the other Transaction Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). Each Co-Obligor hereby further agrees that if the other Co-Obligors shall fail to pay in full when due (whether at stated maturity, by acceleration, by


                                      77.

optional prepayment or otherwise) any of the Guaranteed Obligations, it will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of prepayment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     13B.     OBLIGATIONS  UNCONDITIONAL.

          (i) The obligations of each Co-Obligor hereunder are unconditional irrespective of (i) the value, genuineness, validity, regularity or enforceability of any of the Guaranteed Obligations, (ii) any modification, amendment or variation in or addition to the terms of any of the Guaranteed Obligations or any covenants in respect thereof or any security therefor, (iii) any extension of time for performance or waiver of performance of any covenant of any Co-Obligor or any failure or omission to enforce any right with regard to any of the Guaranteed Obligations, (iv) any exchange, surrender, release of any other guaranty of or security for any of the Guaranteed Obligations, or (v) any other circumstance with regard to any of the Guaranteed Obligations which may or might in any manner constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent hereof that the obligations of each Co-Obligor hereunder shall be absolute and unconditional under any and all circumstances.

          (ii) Each Co-Obligor hereby expressly waives diligence, presentment, demand, protest, and all notices whatsoever with regard to any of the Guaranteed Obligations and any requirement that any holder of a Note exhaust any right, power or remedy or proceed against any Co-Obligor hereunder or under any Note or any other guarantor of or any security for any of the Guaranteed Obligations.

     13C.     REINSTATEMENT.  The  guaranty  in  this  paragraph  13  shall  be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Co-Obligor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder(s) of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

     13D. SUBROGATION. Until the payment in full of the principal of and interest on the Notes and all other amounts payable to the holders of the Notes hereunder (subject to paragraph 13C above), each Co-Obligor hereby irrevocably


                                      78.

waives all rights of subrogation, whether arising by operation of law (including any such right arising under the Code) or otherwise, by reason of any payment by it pursuant to the provisions of this paragraph 13 or otherwise.

     13E. RIGHT OF CONTRIBUTION; SUBORDINATION. The Co-Obligors hereby agree that to the extent that a Co-Obligor shall have paid an amount hereunder or under any other Transaction Document, as applicable, to any of the holders of Notes that is greater than the net value of the benefits received, directly or indirectly, by such paying Co-Obligor as a result of the issuance and sale of the Notes, such paying Co-Obligor shall be entitled to contribution from any Co-Obligor that has not paid its proportionate share, based on benefits received as a result of the issuance and sale of the Notes. Any amount payable as a contribution under this paragraph 13E shall be determined as of the date on which the related payment or distribution is made by the Co-Obligor seeking contribution and the parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of such Co-Obligor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this paragraph 13E shall in no respect limit the obligations and liabilities of any Co-Obligor to the Purchasers hereunder or under any other Transaction Document, as applicable, and each Co-Obligor shall remain liable for the full amount evidenced by the Notes. Any Indebtedness or other obligation (including any obligation under this paragraph 13E) of any Co-Obligor now or hereafter held by or owing to any Co-Obligor is hereby subordinated in time and right of payment to all obligations of the Co-Obligors to the holders of Notes. Each Co-Obligor hereby agrees that, concurrent with the initial execution and delivery of the Multiparty Guaranty by a Subsidiary of a Co-Obligor pursuant to the requirements of paragraph 6N, the Co-Obligors will be bound by the terms of Section 1(g) of the Multiparty Guaranty, which Section 1(g) shall thereupon supersede this paragraph 13E with respect to each Credit Party.


                         [ signature page(s) to follow ]


                                      79.

                                             Very  truly  yours,

                                             AIR  METHODS  CORPORATION,  a
                                             Delaware  corporation


                                             By:  /s/  George Belsey
                                                --------------------------------

                                             Its:  CEO
                                                 -------------------------------

                                             MERCY  AIR  SERVICE,  INC.,  a
                                             California  corporation


                                             By:  /s/  George Belsey
                                                --------------------------------

                                             Its:  CEO
                                                 -------------------------------

                                             ARCH  AIR  MEDICAL  SERVICE,
                                             INC.,  a  Missouri  corporation


                                             By:  /s/  George Belsey
                                                --------------------------------

                                             Its:  CEO
                                                 -------------------------------

                                             ROCKY  MOUNTAIN  HOLDINGS,
                                             L.L.C.,  a  Delaware  limited
                                             liability  company


                                             By:  /s/  George Belsey
                                                --------------------------------

                                             Its:  CEO
                                                 -------------------------------

The  foregoing  Agreement  is
hereby  accepted  as  of  the
date  first  above  written.

PRUDENTIAL  CAPITAL  PARTNERS,  L.P.


By:  Prudential Capital Group, L.P., General Partner

By:  /s/  Stephen J. DeMartini, Jr.
   --------------------------------
     Title:  Vice  President

PRUDENTIAL  CAPITAL  PARTNERS  MANAGEMENT  FUND,  L.P.

By:  Prudential Investment Management, Inc., General Partner

By:  /s/  Stephen J. DeMartini, Jr.
   --------------------------------
     Title:  Vice  President

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                             AIR METHODS CORPORATION


                        12.00% SENIOR SUBORDINATED NOTES
                              DUE OCTOBER 16, 2007
                         ($23,000,000 Principal Amount)

                                    ISSUED BY
                             AIR METHODS CORPORATION
                             MERCY AIR SERVICE, INC.
                         ARCH AIR MEDICAL SERVICE, INC.
                         ROCKY MOUNTAIN HOLDINGS, L.L.C.



               WARRANT TO PURCHASE 443,224 SHARES OF COMMON STOCK
                                       OF
                             AIR METHODS CORPORATION



                           ===========================
                          SECURITIES PURCHASE AGREEMENT
                                October 16, 2002
                           ===========================


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             EXHIBITS AND SCHEDULES

EXHIBIT  A          --    FORM  OF  SENIOR  SUBORDINATED  NOTE
EXHIBIT  B          --    INFORMATION  SCHEDULE
EXHIBIT  C          --    FUNDING  INSTRUCTION  LETTER
EXHIBIT  D          --    FORM  OF  OPINION  OF  COUNSEL  OF  THE  CO-OBLIGORS
EXHIBIT  E-1        --    FORM  OF  WARRANT
EXHIBIT  E-2        --    FORM  OF  STOCKHOLDERS'  AGREEMENT
EXHIBIT  F          --    FORM  OF  MULTIPARTY  GUARANTY

SCHEDULE  7A(6)     --    EXISTING  INDEBTEDNESS
SCHEDULE  7C(1)     --    EXISTING  LIENS
SCHEDULE  7C(2)     --    EXISTING  INVESTMENTS
SCHEDULE  7G        --    TRANSACTIONS  WITH  AFFILIATES
SCHEDULE  9A(1)     --    SUBSIDIARIES  &  EQUITYHOLDER  INFORMATION
SCHEDULE  9C        --    EXISTING OPTIONS, WARRANTS AND OTHER RIGHTS TO ACQUIRE
EQUITY
SCHEDULE  9D        --    PENDING/THREATENED  LITIGATION
SCHEDULE  9F        --    INSURANCE  OF  CREDIT  PARTIES
SCHEDULE  9I(1)     --    CONSENTS  NOT  OBTAINED
SCHEDULE  9I(2)     --    LIMITATIONS  ON  INCURRENCE  OF  INDEBTEDNESS
SCHEDULE  9Q        --    LOSS  OF  MATERIAL  CUSTOMERS
SCHEDULE 9R         --    PENDING EMPLOYEE CLAIMS; COLLECTIVE BARGAINING
                          AGREEMENTS
SCHEDULE  9U        --    EMPLOYMENT  AGREEMENTS

                                    EXHIBIT A

                        FORM OF SENIOR SUBORDINATED NOTE

    AIR METHODS CORPORATION, MERCY AIR SERVICE, INC., ARCH AIR MEDICAL SERVICE,
                      INC., ROCKY MOUNTAIN HOLDINGS, L.L.C.

            12.00% SENIOR SUBORDINATED TERM NOTE DUE OCTOBER 16, 2007

No.  _________                                                            [Date]

$_____________

     FOR VALUE RECEIVED, the undersigned, AIR METHODS CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("AIR METHODS"), MERCY AIR SERVICE, INC., a corporation organized and existing under the laws of the State of California ("MERCY"), ARCH AIR MEDICAL SERVICE, INC., a corporation organized and existing under the laws of the State of Missouri ("ARCH"), and ROCKY MOUNTAIN HOLDINGS, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware ("RMH", and together with Air Methods, Mercy, Arch, jointly and severally, the "CO-OBLIGORS") hereby, jointly and severally, promise to pay to ___________________, or registered assigns, the principal sum of ____________________ DOLLARS on October 16, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) on (a) the unpaid balance of the principal amount at the rate of 12.00% per annum from the date hereof, payable quarterly on each January 16, April 16, July 16 and October 16, commencing with January 16, 2003, until the principal hereof shall have become due and payable, and (b) following the occurrence and during the continuance of an Event of Default (as defined in the Agreement), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 14.00% or (ii) 2.0% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its prime rate.

     Payments of principal of, interest on and any Yield-Maintenance Amount, premium or other prepayment consideration payable with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to Air Methods, on behalf of each Co-Obligor, in writing, in lawful money of the United States of America.

     This Note is one of the Notes (herein called the "NOTES") issued pursuant to a Securities Purchase Agreement, dated as of October 16, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the


                                      A-1.

"AGREEMENT"), between the Co-Obligors, on the one hand, and Prudential Capital Partners, L.P. and Prudential Capital Partners Management Fund, L.P., on the other hand, and is entitled to the benefits thereof.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Co-Obligors may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Co-Obligors shall not be affected by any notice to the contrary.

     This Note is subordinated to the Senior Debt (as defined in the Agreement) as and to the extent provided in the Agreement.

     This Note is to be guaranteed by all future Subsidiaries of Air Methods pursuant to, and is entitled to the benefits of, the Multiparty Guaranty (as such term is defined in the Agreement).

     This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York without giving effect to principles of conflicts of laws.

                     [Remainder of Page Intentionally Blank]


                                      A-2.

                                             AIR  METHODS  CORPORATION

                                             By:________________________________

                                             Its:_______________________________



                                             MERCY  AIR  SERVICE,  INC.

                                             By:________________________________

                                             Its:_______________________________



                                             ARCH  AIR  MEDICAL  SERVICE,  INC.

                                             By:________________________________

                                             Its:_______________________________



                                             ROCKY  MOUNTAIN  HOLDINGS,  L.L.C.

                                             By:________________________________

                                             Its:_______________________________


                                      A-3.

                                  TABLE OF CONTENTS

                                                                                  PAGE
1.     RMH  ACQUISITION  AND  AUTHORIZATION  OF  FINANCING.. . . . . . . . . . .     1
       1A.     RMH  ACQUISITION. . . . . . . . . . . . . . . . . . . . . . . . .     1
       1B.     AUTHORIZATION  OF  ISSUE  OF  NOTES.. . . . . . . . . . . . . . .     2
       1C.     AUTHORIZATION  OF  ISSUE  OF  WARRANTS. . . . . . . . . . . . . .     2
2.     PURCHASE  AND  SALE  OF  SECURITIES.. . . . . . . . . . . . . . . . . . .     2
       2A.     Purchase  and  Sale  of  Notes. . . . . . . . . . . . . . . . . .     2
       2B.     Delivery  of  Warrants. . . . . . . . . . . . . . . . . . . . . .     3
       2C.     Original  Issue  Discount.. . . . . . . . . . . . . . . . . . . .     3
3.     CONDITIONS  PRECEDENT.. . . . . . . . . . . . . . . . . . . . . . . . . .     3
       3A.     Opinions of Co-Obligors' Special Counsel; Reliance Letters. . . .     3
       3B.     Opinion  of  Purchasers'  Special  Counsel. . . . . . . . . . . .     3
       3C.     Representations  and  Warranties;  No  Default. . . . . . . . . .     4
       3D.     Structuring  Fee. . . . . . . . . . . . . . . . . . . . . . . . .     4
       3E.     Purchase  of  Securities  Permitted  By  Applicable  Laws.. . . .     4
       3F.     Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
       3G.     Proceedings.. . . . . . . . . . . . . . . . . . . . . . . . . . .     4
       3H.     Other  Documents. . . . . . . . . . . . . . . . . . . . . . . . .     5
       3I.     Financial  Statements.. . . . . . . . . . . . . . . . . . . . . .     6
       3J.     Solvency  Certificate.. . . . . . . . . . . . . . . . . . . . . .     6
       3K.     RMH  Acquisition. . . . . . . . . . . . . . . . . . . . . . . . .     6
       3L.     Closing  Under  Senior  Credit  Agreement.. . . . . . . . . . . .     7
       3M.     Payment  of  Legal  Fees  and  Expenses.. . . . . . . . . . . . .     7
       3N.     No  Material  Adverse  Change.. . . . . . . . . . . . . . . . . .     7
       3O.     Insurance  Certificate. . . . . . . . . . . . . . . . . . . . . .     7
       3P.     Pay-off  Letters;  Elimination  of  Covenants.. . . . . . . . . .     7
       3Q.     Qualification  of  Warrant  Shares. . . . . . . . . . . . . . . .     8
4.     PREPAYMENTS  OF  NOTES. . . . . . . . . . . . . . . . . . . . . . . . . .     8
       4A.     Optional  Prepayment. . . . . . . . . . . . . . . . . . . . . . .     8
               4A(1).  Optional  Prepayment  --  Qualified  FPO. . . . . . . . .     8
               4A(2).  Optional  Prepayment. . . . . . . . . . . . . . . . . . .     9


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       4B.     Notice  of  Optional  Prepayment. . . . . . . . . . . . . . . . .     9
       4C.     Partial  Payments  Pro  Rata. . . . . . . . . . . . . . . . . . .    10
       4D.     Retirement  of  Notes.. . . . . . . . . . . . . . . . . . . . . .    10
5.     SUBORDINATION  OF  NOTES. . . . . . . . . . . . . . . . . . . . . . . . .    10
       5A(1).  Insolvency. . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
       5A(2).  Insolvency  Distributions.. . . . . . . . . . . . . . . . . . . .    11
       5A(3).  Senior  Debt  Payment  Default  --  Payment  Blockage.. . . . . .    11
       5A(4).  Senior  Debt  Covenant  Defaults  --  Payment  Blockage.. . . . .    11
       5A(5).  Standstill. . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
       5A(6).  Turnover. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
       5A(7).  Filing  Claims. . . . . . . . . . . . . . . . . . . . . . . . . .    13
       5B.     Obligation  of  the  Co-Obligors  Unconditional.. . . . . . . . .    14
       5C.     Subrogation.. . . . . . . . . . . . . . . . . . . . . . . . . . .    14
       5D.     Rights  of  Holders  of  Senior  Debt.. . . . . . . . . . . . . .    14
       5E.     Rights  of  Holders  of  Senior  Debt.. . . . . . . . . . . . . .    15
       5F.     Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
6.     COVENANTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
       6A.     Financial  Statements;  Financial  Information. . . . . . . . . .    16
       6B.     Notices;  Reports.. . . . . . . . . . . . . . . . . . . . . . . .    20
       6C.     Books  and  Records.. . . . . . . . . . . . . . . . . . . . . . .    21
       6D.     Financial  Disclosure.. . . . . . . . . . . . . . . . . . . . . .    22
       6E.     Compliance  with  Laws. . . . . . . . . . . . . . . . . . . . . .    22
       6F.     Maintenance  of  Insurance. . . . . . . . . . . . . . . . . . . .    22
       6G.     Conduct  of  Business;  Maintenance  of  Existence. . . . . . . .    23
       6H.     Inspection  of  Property. . . . . . . . . . . . . . . . . . . . .    23
       6I.     Payment  of  Taxes  and  Claims.. . . . . . . . . . . . . . . . .    23
       6J.     Payment  of  Leasehold  Obligations.. . . . . . . . . . . . . . .    24
       6K.     Information  Required  by  Rule  144A.. . . . . . . . . . . . . .    24
       6L.     Payment  of  Indebtedness.. . . . . . . . . . . . . . . . . . . .    24
       6M.     Reservation  of  Shares.. . . . . . . . . . . . . . . . . . . . .    24


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       6N.     Execution  of  Multiparty  Guaranty  by  Subsidiaries.. . . . . .    24
       6O.     Additional  Documents.. . . . . . . . . . . . . . . . . . . . . .    25
       6P.  Exercise  of  Rights.. . . . . . . . . . . . . . . . . . . . . . . .    25
7.     NEGATIVE  COVENANTS.. . . . . . . . . . . . . . . . . . . . . . . . . . .    26
       7A.     Financial  Covenants. . . . . . . . . . . . . . . . . . . . . . .    26
               7A(1).  Consolidated  Net  Worth. . . . . . . . . . . . . . . . .    26
               7A(2).  Consolidated  Fixed  Charge  Coverage  Ratio. . . . . . .    26
               7A(3).  Consolidated  Total  Debt  to  EBITDA  Ratio. . . . . . .    26
               7A(4).  Consolidated  Senior  Debt  to  EBITDA  Ratio.. . . . . .    26
               7A(5).  Minimum  Consolidated  EBITDA.. . . . . . . . . . . . . .    27
               7A(7).  Consolidated  Rent  Expense.. . . . . . . . . . . . . . .    28
       7B.     Merger,  Consolidation,  Acquisitions  and  Transfers  of Assets.    28
               7B(1).  Merger,  Consolidation  or  Acquisitions. . . . . . . . .    28
               7B(2).  Transfers  of  Assets.. . . . . . . . . . . . . . . . . .    30
       7C.     Liens  and  other  Restrictions.. . . . . . . . . . . . . . . . .    31
               7C(1).  Creation  of  Liens.. . . . . . . . . . . . . . . . . . .    31
               7C(2).  Investments  and  Loans.. . . . . . . . . . . . . . . . .    31
               7C(3).  Sale  or  Discount  of  Receivables.. . . . . . . . . . .    32
       7D.     Dividends;  Redemptions.. . . . . . . . . . . . . . . . . . . . .    32
       7E.     Issuance  of  Stock  or Equity Securities by Subsidiaries.. . . .    32
       7F.     Nature  of  Business;  Purchase  of  Assets.. . . . . . . . . . .    32
       7G.     Transactions  with  Affiliates. . . . . . . . . . . . . . . . . .    33
       7H.     Fiscal  Year  and  Accounting  Changes. . . . . . . . . . . . . .    33
       7I.     Amendments  of  Charter  Documents. . . . . . . . . . . . . . . .    33
       7J.     Prepayment  of  Indebtedness. . . . . . . . . . . . . . . . . . .    33
       7K.     Modifications  of  Senior  Debt.. . . . . . . . . . . . . . . . .    34
       7L.     Hostile  Tender  Offer. . . . . . . . . . . . . . . . . . . . . .    34
       7M.     LifeNet  Services,  Inc.. . . . . . . . . . . . . . . . . . . . .    34
       7N.     Payments  to  Affiliates. . . . . . . . . . . . . . . . . . . . .    34
       7O.  Other  Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .    34


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8.     EVENTS  OF  DEFAULT.. . . . . . . . . . . . . . . . . . . . . . . . . . .    34
       8A.     Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . .    34
       8B.     Rescission  of  Acceleration. . . . . . . . . . . . . . . . . . .    39
       8C.     Notice  of  Acceleration  or  Rescission. . . . . . . . . . . . .    39
       8D.     Other  Remedies.     39
9.     REPRESENTATIONS,  COVENANTS  AND  WARRANTIES. . . . . . . . . . . . . . .    40
       9A(1).  Organization;  Subsidiaries.. . . . . . . . . . . . . . . . . . .    40
       9A(2).  Power  and  Authority.. . . . . . . . . . . . . . . . . . . . . .    40
       9B.     Financial  Statements.. . . . . . . . . . . . . . . . . . . . . .    41
       9C.     Capital  Stock  and  Related  Matters.. . . . . . . . . . . . . .    42
       9D.     Actions  Pending. . . . . . . . . . . . . . . . . . . . . . . . .    43
       9E.     Outstanding  Debt.. . . . . . . . . . . . . . . . . . . . . . . .    43
       9F.     Title  to  Properties;  Insurance.. . . . . . . . . . . . . . . .    43
       9G.     Compliance  with  Laws. . . . . . . . . . . . . . . . . . . . . .    44
       9H.     Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
       9I.     Conflicting  Agreements  and  Other  Matters. . . . . . . . . . .    44
       9J.     Offering  of  Securities  in  Compliance  With  Laws. . . . . . .    45
       9K.     Use  of  Proceeds.. . . . . . . . . . . . . . . . . . . . . . . .    45
       9L.     ERISA.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
       9M.     Governmental  Consent.. . . . . . . . . . . . . . . . . . . . . .    46
       9N.     Regulatory  Status. . . . . . . . . . . . . . . . . . . . . . . .    46
       9O.     Absence  of  Financing  Statements,  etc. . . . . . . . . . . . .    46
       9P.     Hostile  Tender  Offers.. . . . . . . . . . . . . . . . . . . . .    47
       9Q.     No  Loss  of  Material  Customer. . . . . . . . . . . . . . . . .    47
       9R.     Labor  and  Employee  Relations  Matters. . . . . . . . . . . . .    47
       9S.     Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
       9T.     Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
       9U.     Employment  Agreements. . . . . . . . . . . . . . . . . . . . . .    49
10.     REPRESENTATIONS  OF  PURCHASERS. . . . . . . . . . . . . . . . . . . . .    49
       10A.     Nature  of  Purchase.. . . . . . . . . . . . . . . . . . . . . .    49
       10B.     Source  of  Funds. . . . . . . . . . . . . . . . . . . . . . . .    49
11.     DEFINITIONS;  ACCOUNTING  MATTERS. . . . . . . . . . . . . . . . . . . .    51


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       11A.     Yield-Maintenance  Terms.. . . . . . . . . . . . . . . . . . . .    51
       11B.     Other  Terms.. . . . . . . . . . . . . . . . . . . . . . . . . .    53
       11C.     Accounting  and  Legal  Principles,  Terms  and  Determinations.    69
12.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
       12A.     Note  Payments . . . . . . . . . . . . . . . . . . . . . . . . .    69
       12B.     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
       12C.     Consent  to  Amendments. . . . . . . . . . . . . . . . . . . . .    70
       12D.     Form,  Registration, Transfer and Exchange of Notes; Lost Notes;
                Transfer  Limitation.. . . . . . . . . . . . . . . . . . . . . .    71
       12E.     Persons  Deemed  Owners;  Participations.. . . . . . . . . . . .    72
       12F.     Survival  of  Representations  and Warranties; Entire Agreement.    72
       12G.     Successors  and  Assigns.. . . . . . . . . . . . . . . . . . . .    72
       12H.     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72
       12I.     Descriptive  Headings. . . . . . . . . . . . . . . . . . . . . .    73
       12J.     Satisfaction  Requirement. . . . . . . . . . . . . . . . . . . .    73
       12K.     Payments  Due  on  Non-Business  Days. . . . . . . . . . . . . .    74
       12L.     Governing  Law.. . . . . . . . . . . . . . . . . . . . . . . . .    74
       12M.     Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . .    74
       12N.     Independence  of  Covenants. . . . . . . . . . . . . . . . . . .    74
       12O.     WAIVER  OF  JURY  TRIAL. . . . . . . . . . . . . . . . . . . . .    74
       12P.     Binding  Agreement.. . . . . . . . . . . . . . . . . . . . . . .    75
       12Q.     Personal  Jurisdiction.. . . . . . . . . . . . . . . . . . . . .    75
       12R.     Appointment  of  Air  Methods  as  Agent for Co-Obligors.. . . .    75
       12S.     Obligations  Joint  and  Several;  Extent of Obligations.. . . .    75
13.    GUARANTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77
       13A.     Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77
       13B.     Obligations  Unconditional.. . . . . . . . . . . . . . . . . . .    78
       13C.     Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . .    78
       13D.     Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . .    79
       13E.     Right  of  Contribution;  Subordination. . . . . . . . . . . . .    79
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